EXHIBIT 99.1

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Page

Report of Independent Registered Public Accounting Firm	F-1

Audited Consolidated Financial Statements:

Consolidated Balance Sheets of Alexandria Real Estate Equities, Inc. as of December 31, 2011 and 2010	F-2

Consolidated Statements of Income of Alexandria Real Estate Equities, Inc. for the Years Ended December 31, 2011, 2010, and 2009	F-3

Consolidated Statements of Changes in Stockholders’ Equity and Noncontrolling Interests of Alexandria Real Estate Equities, Inc. for the Years Ended December 31, 2011, 2010, and 2009	F-4

Consolidated Statements of Cash Flows of Alexandria Real Estate Equities, Inc. for the Years Ended December 31, 2011, 2010, and 2009	F-6

Notes to Consolidated Financial Statements of Alexandria Real Estate Equities, Inc.	F-7

Schedule III - Consolidated Financial Statement Schedule of Rental Properties and Accumulated Depreciation of Alexandria Real Estate Equities, Inc.	F-49

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Alexandria Real Estate Equities, Inc.

We have audited the accompanying consolidated balance sheets of Alexandria Real Estate Equities, Inc. (the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of income, changes in stockholders’ equity and noncontrolling interests, and cash flows for each of the three years in the period ended December 31, 2011. Our audits also included the consolidated financial statement schedule listed in the index at Item 15. These financial statements and schedule are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Alexandria Real Estate Equities, Inc. at December 31, 2011 and 2010, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2011, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2011, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report dated February 21, 2012, expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Los Angeles, California

February 21, 2012, except for the matters
discussed in Note 20 pertaining to guarantor
and non-guarantor financial information,
as to which the date is February 22, 2012

Alexandria Real Estate Equities, Inc.

Consolidated Balance Sheets

(Dollars in thousands, except per share information)

	December 31,
	2011	2010
Assets
Investments in real estate	$6,750,975	$6,060,821
Less: accumulated depreciation	(742,535)	(616,007)
Investments in real estate, net	6,008,440	5,444,814
Cash and cash equivalents	78,539	91,232
Restricted cash	23,332	28,354
Tenant receivables	7,480	5,492
Deferred rent receivable	142,097	116,849
Deferred leasing and financing costs, net	135,550	89,046
Investments	95,777	83,899
Other assets	82,914	46,175
Total assets	$6,574,129	$5,905,861

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$724,305	$790,869
Unsecured line of credit	370,000	748,000
Unsecured bank term loans	1,600,000	750,000
Unsecured convertible notes	84,959	295,293
Accounts payable, accrued expenses, and tenant security deposits	325,393	304,257
Dividends payable	36,579	31,114
Total liabilities	3,141,236	2,919,533

Commitments and contingencies

Redeemable noncontrolling interests	16,034	15,920

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
8.375% Series C cumulative redeemable preferred stock, $0.01 par value per share, 5,750,000 shares authorized; 5,185,500 shares issued and outstanding as of December 31, 2011 and 2010; $25 liquidation value per share	129,638	129,638
7.00% Series D cumulative convertible preferred stock, $0.01 par value per share, 10,000,000 shares authorized; 10,000,000 issued and outstanding as of December 31, 2011 and 2010; $25 liquidation value per share	250,000	250,000
Common stock, $0.01 par value per share, 100,000,000 shares authorized; 61,560,472 and 54,966,925 issued and outstanding as of December 31, 2011 and 2010, respectively	616	550
Additional paid-in capital	3,028,558	2,566,238
Retained earnings	–	734
Accumulated other comprehensive loss	(34,511)	(18,335)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	3,374,301	2,928,825
Noncontrolling interests	42,558	41,583
Total equity	3,416,859	2,970,408
Total liabilities, noncontrolling interests, and equity	$6,574,129	$5,905,861

The accompanying notes are an integral part of these consolidated financial statements

Alexandria Real Estate Equities, Inc.

Consolidated Statements of Income

(In thousands, except per share information)

	Year Ended December 31,
	2011	2010	2009
Revenues
Rental	$431,359	$367,184	$366,731
Tenant recoveries	136,322	113,351	102,968
Other income	5,762	5,213	11,854
Total revenues	573,443	485,748	481,553

Expenses
Rental operations	168,627	132,181	122,138
General and administrative	41,163	34,383	36,296
Interest	63,407	69,509	82,111
Depreciation and amortization	157,526	126,033	117,246
Total expenses	430,723	362,106	357,791
Income from continuing operations before loss on early extinguishment of debt	142,720	123,642	123,762

(Loss) gain on early extinguishment of debt	(6,485)	(45,168)	11,254
Income from continuing operations	136,235	78,474	135,016

(Loss) income from discontinued operations, net	(888)	1,106	6,632

Gain on sales of land parcels	46	59,442	-
Net income	135,393	139,022	141,648

Net income attributable to noncontrolling interests	3,975	3,729	7,047
Dividends on preferred stock	28,357	28,357	28,357
Net income attributable to unvested restricted stock awards	1,088	995	1,270
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$101,973	$105,941	$104,974
Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic
Continuing operations	$1.75	$2.17	$2.55
Discontinued operations, net	(0.02)	0.02	0.17
Earnings per share – basic	$1.73	$2.19	$2.72
Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted
Continuing operations	$1.75	$2.17	$2.55
Discontinued operations, net	(0.02)	0.02	0.17
Earnings per share – diluted	$1.73	$2.19	$2.72

The accompanying notes are an integral part of these consolidated financial statements

Alexandria Real Estate Equities, Inc.

Consolidated Statements of Changes in Stockholders’ Equity and Noncontrolling Interests

(Dollars in thousands)

	Alexandria Real Estate Equities, Inc.’s Stockholders’ Equity
	Series C Preferred Stock	Series D Convertible Preferred Stock	Number of Common Shares	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Noncontrolling Interests	Total Equity	Redeemable Noncontrolling Interests	Comprehensive Income
Balance as of December 31, 2008	$129,638	$250,000	31,899,037	$319	$1,407,294	$-	$(87,241)	$41,090	$1,741,100	$33,963
Net income	-	-	-	-	-	134,601	-	2,299	136,900	4,748	$141,648
Unrealized gain on marketable securities	-	-	-	-	-	-	1,620	-	1,620	-	1,620
Unrealized gain (loss) on interest rate hedge agreements	-	-	-	-	-	-	30,499	-	30,499	(80)	30,419
Foreign currency translation	-	-	-	-	-	-	21,392	(9)	21,383	-	21,383
Comprehensive income											195,070
Comprehensive income attributable to noncontrolling interests											6,958
Comprehensive income attributable to Alexandria Real Estate Equities, Inc.											$188,112
Contributions by noncontrolling interests	-	-	-	-	-	-	-	300	300	5,255
Distributions to noncontrolling interests	-	-	-	-	-	-	-	(2,450)	(2,450)	(1,393)
Redemptions of noncontrolling interests	-	-	-	-	-	-	-	-	-	(1,052)
Issuance of common stock, net of offering costs	-	-	11,600,000	116	488,047	-	-	-	488,163	-
Issuances pursuant to stock plan	-	-	347,013	3	25,786	-	-	-	25,789	-
Equity component related to unsecured convertible notes (see Note 6)	-	-	-	-	25,924	-	-	-	25,924	-
Dividends declared on preferred stock	-	-	-	-	-	(28,357)	-	-	(28,357)	-
Dividends declared on common stock	-	-	-	-	-	(76,233)	-	-	(76,233)	-
Earnings in excess of distributions	-	-	-	-	30,011	(30,011)	-	-	-	-
Balance as of December 31, 2009	$129,638	$250,000	43,846,050	$438	$1,977,062	$-	$(33,730)	$41,230	$2,364,638	$41,441
Net income	-	-	-	-	-	135,293	-	2,501	137,794	1,228	$139,022
Unrealized loss on marketable securities	-	-	-	-	-	-	(1,123)	-	(1,123)	-	(1,123)
Unrealized gain on interest rate hedge agreements	-	-	-	-	-	-	5,236	-	5,236	80	5,316
Foreign currency translation	-	-	-	-	-	-	11,282	24	11,306	-	11,306
Comprehensive income											154,521
Comprehensive income attributable to noncontrolling interests											3,833
Comprehensive income attributable to Alexandria Real Estate Equities, Inc.											$150,688
Contributions by noncontrolling interests	-	-	-	-	-	-	-	723	723	674
Distributions to noncontrolling interests	-	-	-	-	-	-	-	(2,895)	(2,895)	(1,331)
Redemptions of redeemable noncontrolling interests	-	-	-	-	(179)	-	-	-	(179)	(2,167)
Deconsolidation of investment in real estate entity	-	-	-	-	-	-	-	-	-	(24,005)
Exchange of 8.00% Unsecured Convertible Notes	-	-	5,620,256	56	196,100	-	-	-	196,156	-
Issuance of common stock, net of offering costs	-	-	5,175,000	52	342,290	-	-	-	342,342	-
Issuances pursuant to stock plan	-	-	325,619	4	22,065	-	-	-	22,069	-
Dividends declared on preferred stock	-	-	-	-	-	(28,357)	-	-	(28,357)	-
Dividends declared on common stock	-	-	-	-	-	(77,302)	-	-	(77,302)	-
Earnings in excess of distributions	-	-	-	-	28,900	(28,900)	-	-	-	-
Balance as of December 31, 2010	$129,638	$250,000	54,966,925	$550	$2,566,238	$734	$(18,335)	$41,583	$2,970,408	$15,920

Alexandria Real Estate Equities, Inc.

Consolidated Statements of Changes in Stockholders’ Equity and Noncontrolling Interests (continued)

(Dollars in thousands)

	Alexandria Real Estate Equities, Inc.’s Stockholders Equity
	Series C Preferred Stock	Series D Convertible Preferred Stock	Number of Common Shares	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Noncontrolling Interests	Total Equity	Redeemable Noncontrolling Interests	Comprehensive Income
Balance as of December 31, 2010 (continued from previous page)	$129,638	$250,000	54,966,925	$550	$2,566,238	$734	$(18,335)	$41,583	$2,970,408	$15,920
Net income	-	-	-	-	-	131,418	-	2,657	134,075	1,318	$135,393
Unrealized loss on marketable securities	-	-	-	-	-	-	(2,323)	-	(2,323)	-	(2,323)
Unrealized gain on interest rate hedge agreements	-	-	-	-	-	-	11,827	-	11,827	-	11,827
Foreign currency translation	-	-	-	-	-	-	(25,680)	25	(25,655)	50	(25,605)
Comprehensive income											119,292
Comprehensive income attributable to noncontrolling interests											4,050
Comprehensive income attributable to Alexandria Real Estate Equities, Inc.											$115,242
Contributions by noncontrolling interests	-	-	-	-	-	-	-	1,000	1,000	9
Distributions to noncontrolling interests	-	-	-	-	-	-	-	(2,707)	(2,707)	(1,263)
Equity component related to repurchase of unsecured convertible notes (see Note 6)	-	-	-	-	(2,981)	-	-	-	(2,981)	-
Issuance of common stock, net of offering costs	-	-	6,250,651	63	451,476	-	-	-	451,539	-
Issuances pursuant to stock plan	-	-	342,896	3	22,383	-	-	-	22,386	-
Dividends declared on preferred stock	-	-	-	-	-	(28,357)	-	-	(28,357)	-
Dividends declared on common stock	-	-	-	-	-	(112,353)	-	-	(112,353)	-
Distributions in excess of earnings	-	-	-	-	(8,558)	8,558	-	-	-	-
Balance as of December 31, 2011	$129,638	$250,000	61,560,472	$616	$3,028,558	$-	$(34,511)	$42,558	$3,416,859	$16,034

The accompanying notes are an integral part of these consolidated financial statements

Alexandria Real Estate Equities, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2011	2010	2009
Operating Activities
Net income	$135,393	$139,022	$141,648
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	158,026	126,640	118,508
Loss (gain) on early extinguishment of debt	6,485	45,168	(11,254)
Amortization of loan fees and costs	9,300	7,892	7,958
Amortization of debt premiums/discounts	3,819	9,999	10,788
Amortization of acquired above and below market leases	(9,332)	(7,868)	(9,448)
Deferred rent	(26,797)	(22,832)	(14,379)
Stock compensation expense	11,755	10,816	14,051
Equity in income related to investments	–	(48)	(39)
Gain on sales of investments	(4,846)	(2,302)	(3,442)
Loss on sales of investments	1,795	722	1,342
Gain on sales of land parcels	(46)	(59,442)	–
Gain on sales of real estate	–	(24)	(2,627)
Non-cash impairment on real estate	994	–	–
Changes in operating assets and liabilities:
Restricted cash	(465)	1,679	(1,733)
Tenant receivables	(2,359)	(1,301)	2,551
Deferred leasing costs	(56,226)	(27,577)	(36,831)
Other assets	(22,359)	(1,839)	14,717
Accounts payable, accrued expenses, and tenant security deposits	41,823	8,720	(24,856)
Net cash provided by operating activities	246,960	227,425	206,954

Investing Activities
Additions to properties	(430,038)	(423,930)	(443,085)
Purchase of properties	(305,030)	(301,709)	–
Proceeds from sales of properties	20,078	275,979	18,021
Change in restricted cash related to construction projects	(2,183)	18,178	25,760
Contributions to unconsolidated real estate entity	(5,256)	(3,016)	–
Transfer of cash to unconsolidated real estate entity upon deconsolidation	–	(154)	–
Additions to investments	(27,999)	(15,226)	(12,895)
Proceeds from investments	16,849	4,714	5,633
Net cash used in investing activities	(733,579)	(445,164)	(406,566)

Financing Activities
Proceeds from secured notes payable	–	–	121,960
Principal reductions of secured notes payable	(66,849)	(129,938)	(266,875)
Principal borrowings from unsecured line of credit and unsecured bank term loans	2,756,000	854,000	696,000
Repayments of borrowings from unsecured line of credit	(2,284,000)	(582,000)	(895,000)
Proceeds from issuance of unsecured convertible notes	–	–	232,950
Payment on exchange of 8.00% Unsecured Convertible Notes	–	(43,528)	–
Repurchase of unsecured convertible notes	(221,439)	(97,309)	(59,204)
Change in restricted cash related to financings	7,311	(1,853)	(3,222)
Deferred financing costs paid	(27,316)	(5,273)	(5,085)
Proceeds from issuance of common stock	451,539	342,342	488,163
Proceeds from exercise of stock options	2,117	2,877	3,017
Dividends paid on common stock	(106,889)	(67,874)	(86,652)
Dividends paid on preferred stock	(28,357)	(28,357)	(28,357)
Contributions by redeemable noncontrolling interests	9	674	5,255
Distributions to redeemable noncontrolling interests	(1,263)	(1,331)	(1,393)
Redemption of redeemable noncontrolling interests	–	(2,346)	(1,052)
Contributions by noncontrolling interests	1,000	723	300
Distributions to noncontrolling interests	(2,707)	(2,895)	(2,450)
Net cash provided by financing activities	479,156	237,912	198,355

Effect of exchange rate changes on cash and cash equivalents	(5,230)	431	724

Net (decrease) increase in cash and cash equivalents	(12,693)	20,604	(533)
Cash and cash equivalents at beginning of period	91,232	70,628	71,161
Cash and cash equivalents at end of period	$78,539	$91,232	$70,628

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest, net of interest capitalized	$52,324	$57,198	$63,247

The accompanying notes are an integral part of these consolidated financial statements

Alexandria Real Estate Equities, Inc.

Notes to Consolidated Financial Statements

1. Background

As used in this annual report on Form 10-K, references to the “Company,” “we,” “our,” and “us” refer to Alexandria Real Estate Equities, Inc. and its subsidiaries.

Alexandria Real Estate Equities, Inc., Landlord of Choice to the Life Science Industry®, is the largest owner and preeminent real estate investment trust (“REIT”), and leading life science real estate company, focused principally on science-driven cluster development through the ownership, operation, management, and selective acquisition, development, and redevelopment of properties containing life science laboratory space.  We are the leading provider of high-quality, environmentally sustainable real estate, technical infrastructure, and services to the broad and diverse life science industry. Client tenants include institutional (universities and independent non-profit institutions), pharmaceutical, biotechnology, medical device, product, and service entities, and government agencies. Our operating platform is based on the principle of “clustering,” with assets and operations located adjacent to life science entities, driving growth and technological advances within each cluster.  Our asset base contains 173 properties approximating 15.3 million rentable square feet consisting of the following, as of December 31, 2011:

Rentable square feet	Rentable Square Feet
Operating properties	13,567,997
Development properties	818,020
Redevelopment properties	919,857
Total	15,305,874

As of December 31, 2011, approximately 95% of our leases (on a rentable square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes, insurance, utilities, common area, and other operating expenses (including increases thereto) in addition to base rent.  Additionally, approximately 92% of our leases (on a rentable square footage basis) provided for the recapture of certain capital expenditures and approximately 94% of our leases (on a rentable square footage basis) contained effective annual rent escalations that were either fixed or based on the consumer price index or another index.  Any references to the number of buildings, square footage, number of leases, occupancy, and annualized base rent percentages in the notes to consolidated financial statements are unaudited.

2. Basis of presentation and summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements include the accounts of Alexandria Real Estate Equities, Inc. and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

We hold interests, together with certain third parties, in companies that we consolidate in our financial statements.  We consolidate the companies because we exercise significant control over major decisions by these entities, such as investment activity and changes in financing.

Use of estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles (“GAAP”) requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, and equity, the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and the amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

2. Basis of presentation and summary of significant accounting policies (continued)

Operating segment

We are engaged in the business of providing life science laboratory space for lease to the life science industry. Our properties are similar in that they provide space for lease to the life science industry, consist of life science laboratory improvements that are generic and reusable for the life science industry, are located in key life science cluster markets, and have similar economic characteristics. Our chief operating decision maker reviews financial information for our entire consolidated operations when making decisions on how to allocate resources and in assessing our operating performance.  The financial information disclosed herein represents all of the financial information related to our principal operating segment.

International operations

The functional currency for our subsidiaries operating in the United States is the United States dollar.  We have five operating properties in Canada, and construction projects in China and India.  The functional currencies for our foreign subsidiaries are the local currencies in each respective country.  The assets and liabilities of our foreign subsidiaries are translated into United States dollars at the exchange rate in effect as of the financial statement date.  Income statement accounts of our foreign subsidiaries are translated using the average exchange rate for the periods presented.  Gains or losses resulting from the translation are included in accumulated other comprehensive loss as a separate component of total equity.

The appropriate amounts of foreign exchange rate gains or losses included in accumulated other comprehensive loss will be reflected in income when there is a sale or partial sale of our investment in these operations or upon a complete or substantially complete liquidation of the investment.

Rental properties, net, land held for future development, construction in progress, and discontinued operations

We recognize assets acquired (including the intangible value to above or below market leases, acquired in-place leases, tenant relationships, and other intangible assets or liabilities), liabilities assumed, and any non controlling interest in an acquired entity at their fair value as of the acquisition date.  The value of tangible assets acquired is based upon our estimation of value on an “as if vacant” basis.  The value of acquired in-place leases includes the estimated carrying costs during the hypothetical lease-up period and other costs that would have been incurred to execute similar leases, considering market conditions at the acquisition date of the acquired in-place lease.  We assess the fair value of tangible and intangible assets based on numerous factors, including estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information.  Estimates of future cash flows are based on a number of factors, including the historical operating results, known trends, and market/economic conditions that may affect the property. We also recognize the fair values of assets acquired, the liabilities assumed, and any non controlling interest in acquisitions of less than a 100% interest when the acquisition constitutes a change in control of the acquired entity.  In addition, acquisition-related costs and restructuring costs are expensed as incurred.

The values allocated to land improvements, buildings, building improvements, tenant improvements, and equipment are depreciated on a straight-line basis using an estimated life of 20 years for land improvements, the shorter of the term of the respective ground lease or up to 40 years for buildings and building improvements, the respective lease term for tenant improvements, and the estimated useful life for equipment.  The values of acquired above and below market leases are amortized over the lives of the related leases and recorded as either an increase (for below market leases) or a decrease (for above market leases) to rental income.  The values of acquired in-place leases are included in other assets in the accompanying consolidated balance sheets, and amortized over the remaining terms of the related leases.

We are required to capitalize direct construction; development costs, including predevelopment costs; interest; property taxes; insurance; and other costs directly related and essential to the acquisition, development, redevelopment, or construction of a project.  Capitalization of construction, development, and redevelopment costs is required while activities are ongoing to prepare an asset for its intended use.  Fluctuations in our development, redevelopment, and construction activities could result in significant changes to total expenses and net income.  Costs incurred after a project is substantially complete and ready for its intended use are expensed as incurred.  Should development, redevelopment, or construction activity cease, interest, property taxes, insurance, and certain other costs would no longer be eligible for capitalization and would be expensed as incurred.  Expenditures for repairs and maintenance and demolition are expensed as incurred.

2. Basis of presentation and summary of significant accounting policies (continued)

Rental properties, net, land held for future development, construction in progress, and discontinued operations (continued)

A property is classified as “held for sale” when all of the following criteria for a plan of sale have been met: (1) management, having the authority to approve the action, commits to a plan to sell the property; (2) the property is available for immediate sale in its present condition, subject only to terms that are usual and customary; (3) an active program to locate a buyer and other actions required to complete the plan to sell have been initiated; (4) the sale of the property is probable and is expected to be completed within one year; (5) the property is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and (6) actions necessary to complete the plan of sale indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.  When all of these criteria have been met, the property is classified as “held for sale”; its operations, including any interest expense directly attributable to it, are classified as discontinued operations in our consolidated statements of income; and amounts for all prior periods presented are reclassified from continuing operations to discontinued operations.  Depreciation of assets ceases upon designation of a property as “held for sale.”

Long-lived assets to be held and used, including our rental properties, land held for future development, construction in progress, and intangibles are individually evaluated for impairment when conditions exist that may indicate that the carrying amount of a long-lived asset may not be recoverable.  The carrying amount of a long-lived asset to be held and used is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Impairment indicators for long-lived assets to be held and used, including our rental properties, land held for future development, and construction in progress are assessed by project and include, but are not limited to, significant fluctuations in estimated net operating income, occupancy changes, construction costs, estimated completion dates, rental rates, and other market factors.  We assess the expected undiscounted cash flows based upon numerous factors, including, but not limited to, construction costs, available market information, historical operating results, known trends, and market/economic conditions that may affect the property and our assumptions about the use of the asset, including, if necessary, a probability-weighted approach if multiple outcomes are under consideration.  Upon determination that an impairment has occurred, a write-down is recorded to reduce the carrying amount to its estimated fair value.

We use a “held for sale” impairment model for our properties classified as “held for sale.”  The “held for sale” impairment model is different from the held and used impairment model; under the “held for sale” impairment model, an impairment loss is recognized if the carrying amount of the long-lived asset classified as “held for sale” exceeds its fair value less cost to sell.

Variable interest entity

We consolidate a variable interest entity (“VIE”) if it is determined that we are the primary beneficiary, an evaluation that we perform on an ongoing basis.  A VIE is broadly defined as an entity in which either (1) the equity investors as a group, if any, do not have a controlling financial interest, or (2) the equity investment at risk is insufficient to finance that entity’s activities without additional subordinated financial support.  We use qualitative analyses when determining whether or not we are the primary beneficiary of a VIE.  Factors considered include, but are not limited to, the purpose and design of the VIE, risks that the VIE was designed to create and pass through, the form of our ownership interest, our representation on the entity’s governing body, the size and seniority of our investment, our ability to participate in policy-making decisions, and the rights of the other investors to participate in the decision-making process and to replace us as manager and/or liquidate the venture, if applicable.  Our ability to correctly assess our influence or control over an entity at the inception of our involvement with the entity or upon reevaluation of the entity’s continuing status as a VIE and determine the primary beneficiary of a VIE affects the presentation of these entities in our consolidated financial statements.

2. Basis of presentation and summary of significant accounting policies (continued)

Cash and cash equivalents

We consider all highly liquid investments with original maturities of three months or less when purchased to be cash and cash equivalents.  The majority of our cash and cash equivalents are held at major commercial banks in accounts that may at times exceed the Federal Deposit Insurance Corporation (“FDIC”) limit of $250,000.  We have not experienced any losses to date on our invested cash.

Restricted cash

Restricted cash primarily consists of funds held in trust under the terms of our secured bank loans, funds held in escrow related to our capital expenditures, and funds held for various other deposits.

Investments

We hold equity investments in certain publicly traded companies and privately held entities primarily involved in the life science industry.  All of our investments in publicly traded companies are considered “available for sale” and are recorded at fair value.  Fair value has been determined based upon the closing price as of each balance sheet date, with unrealized gains and losses shown as a separate component of comprehensive income.  The classification of each investment is determined at the time each investment is made, and such determination is reevaluated at each balance sheet date.  The cost of each investment sold is determined by the specific identification method, with net realized gains included in other income.  Investments in privately held entities are generally accounted for under the cost method when our interest in the entity is so minor that we have virtually no influence over the entity’s operating and financial policies.  Additionally, we limit our ownership percentage in the voting stock of each individual entity to less than 10%.  As of December 31, 2011 and 2010, our ownership percentage in the voting stock of each individual entity was less than 10%.

Individual investments are evaluated for impairment when changes in conditions exist that may indicate an impairment. The factors that we consider in making these assessments include, but are not limited to, market prices, market conditions, available financing, prospects for favorable or unfavorable clinical trial results, new product initiatives, and new collaborative agreements.  If there are no identified events or changes in circumstances that would have an adverse effect on our cost method investments, we do not estimate its fair value.  For all of our investments, if a decline in the fair value of an investment below the carrying value is determined to be other-than-temporary, such investment is written down to its estimated fair value with a non-cash charge to current earnings.  We use “significant other observable inputs” and “significant unobservable inputs” to determine the fair value of privately held entities.

Leasing costs

Costs directly related and essential to our leasing activities are capitalized and amortized on a straight-line basis over the term of the related lease.  Costs related to unsuccessful leasing opportunities are expensed.

2. Basis of presentation and summary of significant accounting policies (continued)

Loan fees and costs

Fees and costs incurred in obtaining long-term financing are capitalized. Capitalized amounts are amortized over the term of the related loan and the amortization is included in interest expense in the accompanying consolidated statements of income.

Interest rate hedge agreements

We utilize interest rate hedge agreements, including interest rate swap agreements, to hedge a portion of our exposure to variable interest rates primarily associated with our unsecured line of credit and unsecured bank term loans.  We recognize our interest rate hedge agreements as either assets or liabilities on the balance sheet at fair value.  The accounting for changes in fair value (i.e., gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and further, on the type of hedging relationship.  For those derivative instruments that are designated and qualify as hedging instruments, a company must designate the hedging instrument, based upon the hedged exposure, as a fair value hedge, cash flow hedge, or a hedge of a net investment in a foreign operation.  We do not use derivatives for trading or speculative purposes and currently all of our derivatives are designated as hedges. Our interest rate swap agreements are considered cash flow hedges as they are designated and qualify as hedges of the exposure to variability in expected future cash flows.  Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the earnings effect of the hedged forecasted transactions in a cash flow hedge.

Interest rate swap agreements designated as cash flow hedges involve the receipt of variable rate amounts from a counterparty in exchange for the Company making fixed rate payments over the life of the interest rate swap agreements without exchange of the underlying notional amount.

The effective portion of changes in the fair value of our interest rate hedge agreements that are designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive income.  The amount is subsequently reclassified into earnings in the period during which the hedged forecasted transactions affect earnings.

The fair value of each interest rate hedge agreement is determined using widely accepted valuation techniques including discounted cash flow analyses on the expected cash flows of each derivative. These analyses reflect the contractual terms of the derivatives, including the period to maturity, and use observable market-based inputs, including interest rate curves and implied volatilities (also referred to as “significant other observable inputs”).  The fair values of our interest rate hedge agreements are determined using the market standard methodology of netting the discounted future fixed cash payments and the discounted expected variable cash receipts.  The variable cash receipts are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves.  The fair value calculation also includes an amount for risk of non-performance using “significant unobservable inputs” such as estimates of current credit spreads to evaluate the likelihood of default, which we have determined to be insignificant to the overall fair value of our interest rate hedge agreements.

2. Basis of presentation and summary of significant accounting policies (continued)

Rental income and tenant recoveries

Rental income from leases with scheduled rent increases, free rent, incentives, and other rent adjustments is recognized on a straight-line basis over the respective lease terms.  We include amounts currently recognized as income, and expected to be received in later years, in deferred rent receivable in the accompanying consolidated balance sheets.  Amounts received currently, but recognized as income in future years, are included as deferred rent in accounts payable, accrued expenses, and tenant security deposits in our consolidated balance sheets.  We commence recognition of rental income at the date the property is ready for its intended use and the tenant takes possession of or controls the physical use of the property.

Tenant recoveries related to reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, and other operating expenses are recognized as revenue in the period the applicable expenses are incurred.

We maintain an allowance for estimated losses that result from the inability of our tenants to make payments required under the terms of the lease and for tenant recoveries due.  We recognize additional bad debt expense in future periods if a tenant fails to make a contractual payment beyond any allowance.  As of December 31, 2011 and 2010, we had no allowance for estimated losses.

Interest income

Interest income was approximately $852,000, $750,000, and $1,503,000 in the years ended December 31, 2011, 2010, and 2009, respectively, and is included in other income in the accompanying consolidated statements of income.

Stock-based compensation expense

We have historically issued two forms of stock-based compensation under our equity incentive plan: options to purchase common stock (“options”) and restricted stock awards.  We have not granted any options since 2002.  We recognize all stock-based compensation in the income statement based on the grant date fair value.  The fair value of restricted stock awards is recorded based on the market value of the common stock on the grant date and such cost is then recognized on a straight-line basis over the period during which the employee is required to provide services in exchange for the award (the vesting period). We are required to compute stock-based compensation based on awards that are ultimately expected to vest and as a result, future forfeitures of awards are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  No compensation cost is recognized for equity instruments that are forfeited or are anticipated to be forfeited.

Impact of recently issued accounting standards

In July 2011, the Financial Accounting Standards Board (“FASB”) and the International Accounting Standards Board (“IASB”) (collectively the “Boards”) reissued a joint proposal for a new standard for lease accounting by both lessors and lessees, which was first issued in August 2010.  The lease accounting proposal is anticipated to result in differences from existing GAAP.  Leases would no longer be classified as operating or capital leases and all leases would be recorded on balance sheets using a financing model, except for leases with terms of one year or less.  Lessees would no longer recognize lease expense on a straight-line basis, and rent expense might be higher in earlier periods of the lease term.  Reassessment of key considerations such as lease term or residual value guarantees would be required throughout the life of a lease.  The Boards have tentatively decided that lessors should apply a single approach to all leases and recognize a lease receivable and a residual asset for each lease, except for leases of one year or less or leases of investment property carried at fair value.  Certain lessors would be excluded from this accounting, including lessors meeting the definition of an investment property entity or investment company and would recognize investment properties at fair value with changes in fair value recognized in the consolidated statements of income.  No date has yet been proposed for the issuance of a final standard, and the effective date has not yet been determined.  We anticipate that the adoption of the final standard may have a material impact on our consolidated financial statements.

2. Basis of presentation and summary of significant accounting policies (continued)

Impact of recently issued accounting standards (continued)

In October 2011, the FASB proposed a new standard for entities that invest primarily in real estate properties and meet other criteria.  An entity that qualifies as an investment property entity (“IPE”) would measure real estate investment property at fair value, with changes in fair value reported in net income.  The proposed definition of an IPE requires meeting specific criteria, including (1) substantially all of the entity’s business activities are investing in real estate properties, (2)  the express business purpose of the entity is to invest in real estate properties for total return, including capital appreciation, (3) ownership of the entity is represented by units of investment, in the form of equity or partnership interests, to which a portion of net assets are attributed, (4) there must be significant pooling of funds of investors unrelated to the IPE’s parent, if a parent exists, and (5) the entity must provide financial results about activities to investors.  The proposed definition of an IPE will likely evolve during the review of the proposed standard and therefore it is unclear today if the Company will qualify as an IPE.  If we do not meet the definition of an IPE, we may be required to evaluate if we will be subject to investment company accounting rules. Investment companies are subject to fair value accounting and are expected to be excluded from the proposed lessor accounting in the paragraph above.  The proposal requires IPEs to recognize rental revenue when received or or when receivable pursuant to the contractual terms of the lease, thereby eliminating rental revenue recognition on a straight-line basis.  IPEs will not follow the proposed lessor accounting in the paragraph above.  The proposal requires an IPE to separately present on its financial statements (1) rental revenue from investment properties, (2) rental operating expenses from investment properties, (3) fair value of investment properties, and (4) debt related to investment properties.  The FASB’s proposal, if adopted, would represent a significant change from our current accounting model.  No date has yet been proposed for the issuance of a final standard, and the effective date has not yet been determined.  We anticipate that the adoption of the final standard may have a material impact on our consolidated financial statements.

In May 2011, the FASB issued an Accounting Standards Update (“ASU”) to substantially converge the guidance in GAAP and IFRS on fair value measurements and disclosures.  The ASU changes several aspects of the fair value measurement guidance in FASB Accounting Standards Codification 820, Fair Value Measurement, including (1) the application of the concepts of highest and best use and valuation premise, (2) the introduction of an option to measure groups of offsetting assets and liabilities on a net basis, (3) the incorporation of certain premiums and discounts in fair value measurements, and (4) the measurement of the fair value of certain instruments classified in stockholders’ equity.  In addition, the ASU includes several new fair value disclosure requirements, such as information about valuation techniques and unobservable inputs used in Level 3 fair value measurements and a narrative description of Level 3 measurements’ sensitivity to changes in unobservable inputs.  The ASU is effective for public companies during the interim and annual periods, beginning after December 15, 2011.  We will adopt the ASU in the first quarter of fiscal 2012. We anticipate that the adoption of the ASU may affect valuation methodologies, however we do not expect the adoption of the final standard to have a material impact on our consolidated financial statements.

In June 2011, the FASB issued an ASU to make presentation of items within other comprehensive income (“OCI”) more prominent.  Entities are required to present items of net income, items of OCI, and total comprehensive income either in a single continuous statement or in two separate but consecutive statements.  There no longer exists the option to present OCI in the statement of changes in stockholders’ equity.  In December 2011, the FASB decided to defer the requirement that companies present reclassification adjustments for each component of accumulated other comprehensive income in both net income and OCI on the face of the financial statements.  Reclassifications out of accumulated other comprehensive income (“AOCI”) will be presented either on the face of the financial statement in which OCI is presented or disclosed in the notes to the financial statements.  This deferral does not change the requirement to present items of net income, items of OCI, and total comprehensive income in either one continuous statement or two separate consecutive statements.  The ASU is effective for public companies during the interim and annual periods, beginning after December 15, 2011.  We will adopt the ASU in the first quarter of fiscal 2012.  We anticipate the adoption of the ASU will not materially affect the presentation of our consolidated financial statements.

3.      Investments in real estate, net

Our investments in real estate, net, consisted of the following as of December 31, 2011 and 2010 (in thousands):

	As of December 31,
	2011		2010
	Book Value	Square Footage	Book Value	Square Footage
Rental properties	$5,112,759	13,567,997	$4,546,769	12,429,758
Less: accumulated depreciation	(742,535)		(616,007)
Rental properties, net	4,370,224		3,930,762

Construction in progress (“CIP”)/ current value-added projects:
Active development	198,644	818,020	134,758	475,818
Active redevelopment	281,555	919,857	248,651	755,463
Projects in India and China	106,775	817,000	98,327	973,000
Generic infrastructure/building improvement projects	92,338	–	–	–
	679,312	2,554,877	481,736	2,204,281
Land/future value-added projects:
Land held for future development	341,678	10,939,000	431,838	8,328,000
Land undergoing preconstruction activities (additional CIP) (1)	574,884	2,668,000	563,800	3,014,000
	916,562	13,607,000	995,638	11,342,000
Investment in unconsolidated real estate entity	42,342	414,000	36,678	428,000
Investments in real estate, net (2)	$6,008,440	30,143,874	$5,444,814	26,404,039

(1)

We generally will not commence ground-up development of any parcels undergoing preconstruction activities without first securing significant pre-leasing for such space. If vertical aboveground construction is not initiated at completion of preconstruction activities, the land parcel will be classified as land held for future development. The two largest projects included in preconstruction as of December 31, 2011, consist of our 1.6 million developable square feet at Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts and our 407,000 developable square foot site for the second tower at Alexandria Center™ for Life Science – New York City.

(2)

In addition to assets included in our investments of real estate, net, we also hold options/rights for parcels supporting approximately 3.0 million developable square feet. These parcels consist of: (a) a parcel supporting the future ground-up development of approximately 385,000 rentable square feet in Alexandria Center™ for Life Science – New York City related to an option under our ground lease; (b) the right to acquire land parcels supporting ground-up development of 636,000 rentable square feet in Edinburgh, Scotland; and (c) an option to increase our land use rights by up to approximately 2.0 million additional developable square feet in China.

Rental properties, net, land held for future development, and construction in progress

As of December 31, 2011 and 2010, we had various projects classified as construction in progress, including development and redevelopment projects, projects in India and China, and land undergoing preconstruction activities.  As of December 31, 2011 and 2010, we had 818,020 and 475,818 rentable square feet, respectively, undergoing active ground-up development consisting of vertical aboveground construction of life science properties.  Additionally, as of December 31, 2011 and 2010, we had 919,857 and 755,463 rentable square feet, respectively, undergoing active redevelopment.  We also had construction projects in India and China aggregating approximately 817,000 and 973,000 rentable square feet as of December 31, 2011 and 2010, respectively.  We are required to capitalize project costs, indirect project costs, and interest during the period an asset is undergoing activities to prepare it for its intended use.  Capitalization of interest ceases after a project is substantially complete and ready for its intended use.  In addition, should construction activity cease, interest would be expensed as incurred.

3.      Investments in real estate, net (continued)

Rental properties, net, land held for future development, and construction in progress (continued)

Additionally, as of December 31, 2011 and 2010, we had approximately $341.7 million and $431.8 million, respectively, of land held for future development, aggregating 10.9 million and 8.3 million rentable square feet, respectively.  Land held for future development represents real estate we plan to develop in the future, but on which, as of each period presented, no construction activities were ongoing.  As a result, interest, property taxes, insurance, and other costs are expensed as incurred. Additionally, as of December 31, 2011 and 2010, we had an aggregate of 2.7 million and 3.0 million rentable square feet, respectively, undergoing preconstruction activities (consisting of Building Information Modeling [3-D virtual modeling], design development and construction drawings, sustainability and energy optimization review, budgeting, planning for future site and infrastructure work, and other activities prior to commencement of vertical construction of aboveground shell and core improvements) that are also classified as construction in progress.  Our objective with preconstruction is to reduce the time it takes to deliver projects to prospective tenants.  Project costs are capitalized as a cost of the project during periods when activities necessary to prepare an asset for its intended use are in progress.  We generally will not commence ground-up development of any parcels undergoing preconstruction activities without first securing significant pre-leasing for such space. If vertical aboveground construction is not initiated at completion of preconstruction activities, the land parcel will be classified as land held for future development.  The two largest projects included in preconstruction consist of our 1.6 million developable square feet at Alexandria Center™ at Kendall Square in Cambridge, Massachusetts, and our 407,000 developable square foot site for the second tower at Alexandria Center™ for Life Science – New York City.

Minimum lease payments to be received under the terms of the operating lease agreements, in effect as of December 31, 2011, are outlined in the table below (in thousands).  These amounts exclude expense reimbursements.

Year	Amount
2012	$370,344
2013	364,752
2014	342,160
2015	304,731
2016	279,586
Thereafter	1,319,210
$2,980,783

3.  Investments in real estate, net (continued)

Rental properties, net, land held for future development, and construction in progress (continued)

The values of acquired above and below market leases, net of related amortization as of December 31, 2011 and 2010, were as follows (in thousands):

	December 31,
	2011	2010
Value of acquired above and below market leases	$55,599	$55,599
Accumulated amortization	(37,678)	(28,333)
Value of acquired above and below market leases, net	$17,921	$27,266

For the years ended December 31, 2011, 2010, and 2009, we recognized a net increase in rental income of approximately $9.3 million, $7.9 million, and $9.4 million, respectively, related to the amortization of acquired above and below market leases.  The weighted average amortization period of acquired above and below market leases was approximately 3.4 years as of December 31, 2011.  The estimated annual amortization of the value of acquired above and below market leases for each of the five succeeding years is as follows (in thousands):

Year	Amount
2012	$3,200
2013	3,316
2014	3,223
2015	3,011
2016	2,641

The values of our other identified intangible assets (primarily acquired in-place leases, net of related amortization), are included in other assets in the accompanying consolidated balance sheets. As of December 31, 2011 and 2010, these amounts were as follows (in thousands):

	December 31,
	2011	2010
Value of acquired in-place leases	$46,655	$32,599
Accumulated amortization	(25,072)	(22,562)
Value of acquired in-place leases, net	$21,583	$10,037

Amortization for these intangible assets, included in depreciation and amortization expense in the accompanying consolidated statements of income, was approximately $3.4 million, $3.2 million, and $4.0 million, for the years ended December 31, 2011, 2010, and 2009, respectively.  As of December 31, 2011, the estimated annual amortization expense for in-place leases is expected to be recognized over a weighted average period of approximately 10.0 years, and is as follows for each of the five succeeding years (in thousands):

Year	Amount
2012	$2,863
2013	2,537
2014	2,238
2015	2,081
2016	1,879

3.  Investments in real estate, net (continued)

Investment in unconsolidated real estate entity

During the year ended December 31, 2007, we formed an entity with a development partner for the purpose of owning, developing, leasing, managing, and operating a development parcel supporting a future building aggregating 414,000 rentable square feet.  The development parcel serves as collateral for a non-recourse secured loan due in March 2012 with an outstanding balance of $38.4 million as of December 31, 2011 and 2010. We also have an option to extend the maturity date to April 2013.  During the year ended December 31, 2009, the entity entered into an interest rate cap agreement related to the secured note with a notional amount approximating $38.4 million effective May 15, 2009 and terminating on January 3, 2012.  The agreement sets a ceiling on one month LIBOR at 2.50% related to the secured note. As of December 31, 2011, our investment in the unconsolidated entity was approximately $42.3 million.

Our investment in the unconsolidated real estate entity is adjusted for additional contributions and distributions, the proportionate share of the net earnings or losses, and other comprehensive income or loss.  Distributions, profits, and losses related to this entity are allocated in accordance with the operating agreement.  When circumstances indicate there may have been a reduction in value of an equity investment, we evaluate the equity investment and any advances made for impairment by estimating our ability to recover our investment from future expected cash flows.  If we determine that the loss in value is other than temporary, we recognize an impairment charge to reflect the equity investment and any advances made at fair value.  As of December 31, 2011, there were no indications of a reduction in the value of our investment in the unconsolidated real estate entity.

4. Deferred leasing and financing costs

The following table summarizes our deferred leasing and financing costs, net as of December 31, 2011 and 2010 (in thousands):

	December 31,
	2011	2010
Deferred leasing costs	$229,196	$171,715
Accumulated amortization	(124,662)	(98,385)
Deferred leasing costs, net	$104,534	$73,330

Deferred financing costs	$82,097	$60,078
Accumulated amortization	(51,081)	(44,362)
Deferred financing costs, net	$31,016	$15,716

5.  Investments

We hold equity investments in certain publicly traded companies and privately held entities primarily involved in the life science industry. The following table summarizes our “available for sale” securities as of December 31, 2011 and 2010 (in thousands):

	December 31,
	2011	2010
Adjusted cost of “available for sale” securities	$2,401	$1,876
Gross unrealized gains	4,206	6,196
Gross unrealized losses	(372)	(39)
Fair value of “available for sale” securities	$6,235	$8,033

Investments in “available for sale” securities with gross unrealized losses as of December 31, 2011, had been in a continuous unrealized loss position for less than 12 months.  We have the ability and intent to hold these investments for a reasonable period of time sufficient for a recovery of our investment.  We believe that these unrealized losses are temporary and accordingly we have not recognized an other-than-temporary impairment related to “available for sale” securities as of December 31, 2011.

The following table outlines our investment in privately held entities as of December 31, 2011 and 2010 (in thousands):

	December 31,
	2011	2010
Investments accounted for under the equity method	$32	$82
Investments accounted for under the cost method	89,510	75,784
Total investment in privately held entities	$89,542	$75,866

As of December 31, 2011 and 2010, there were no unrealized losses in our investments in privately held entities.

The following table outlines our net investment income, which is included in other income in the accompanying consolidated statements of income for the years ended December 31, 2011, 2010, and 2009 (in thousands):

	Year Ended December 31,
	2011	2010	2009
Equity in income related to equity method investments	$–	$48	$39
Gross realized gains	4,846	2,302	3,442
Gross realized losses	(1,795)	(722)	(1,342)
Net investment income	$3,051	$1,628	$2,139

Amount reclassified from accumulated other comprehensive income to realized gains, net	$2,561	$1,415	$2,272

6. Secured and unsecured debt

The following tables summarize secured and unsecured debt as of December 31, 2011 (in thousands):

	Secured Notes Payable			Unsecured Debt
	Our Share	Noncontrolling Interests’ Share	Total Consolidated	Line of Credit and Bank Term Loans	Convertible Notes
2012	$10,493	$364	$10,857	$250,000	$84,801
2013	51,869	384	52,253	–	–
2014	284,731	20,869	305,600	–	250
2015	7,171	–	7,171	370,000	–
2016	233,454	–	233,454	750,000	–
Thereafter	115,790	–	115,790	600,000	–
Subtotal	$703,508	$21,617	725,125	1,970,000	85,051
Unamortized discounts			(820)	–	(92)
Total			$724,305	$1,970,000	$84,959

	Fixed Rate/ Hedged	Floating Rate	Total	Percentage of Outstanding Balance	Weighted Average Interest Rate at End of Period (1)	Weighted Average Remaining Term
Secured notes payable	$647,585	$76,720	$724,305	26.1%	5.77%	4.1 Years
Unsecured line of credit (2)	–	370,000	370,000	13.3	2.59	3.1 Years	(3)
2012 Unsecured Bank Term Loan	250,000	–	250,000	9.0	5.63	0.8 Years	(3)
2016 Unsecured Bank Term Loan	750,000	–	750,000	27.0	3.28	4.5 Years	(3)
2017 Unsecured Bank Term Loan	450,000	150,000	600,000	21.6	1.93	5.1 Years	(3)
Unsecured convertible notes	84,959	–	84,959	3.0	5.97	15.0 Days	(4)
Total debt	$2,182,544	$596,720	$2,779,264	100.0%	3.84%	3.9 Years

(1)

Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate hedge agreements on our secured notes payable, unsecured line of credit, unsecured bank term loans, and unsecured convertible notes. The weighted average interest rate excludes bank fees and amortization of loan fees. See also Note 8, Interest rate hedge agreements. The weighted average interest rate related to outstanding borrowings for our unhedged floating rate debt is based upon one-month LIBOR. The interest rate resets periodically and will vary in future periods.

(2)

Total commitments available for borrowing aggregate $1.5 billion under our unsecured line of credit. As of December 31, 2011, we had $1.1 billion available for borrowing under our unsecured line of credit.

(3)

Our unsecured line of credit and unsecured bank term loans may be repaid prior to the maturity dates of these loans without a prepayment penalty. The maturity dates of these loans are as follows, assuming we exercise our sole right to extend the maturity dates:

	Stated Maturity Date	Extension Option	Extended Maturity Date
Unsecured line of credit	January 2014	Two extensions of 6 months each	January 2015
2012 Unsecured Bank Term Loan	October 2012	N/A	October 2012
2016 Unsecured Bank Term Loan	June 2015	One year	June 2016
2017 Unsecured Bank Term Loan	January 2016	One year	January 2017

Each extension option shown above represents extensions at our sole election with delivery of notice to our lenders. Interest on outstanding borrowings under our unsecured line of credit or unsecured bank term loans are based upon our election of LIBOR for one, two, three, or six months plus an applicable margin.

(4)

During January 2012, we repurchased approximately $83.8 million in principal amount of our 3.70% unsecured convertible notes (“3.70% Unsecured Convertible Notes”) at par, pursuant to options exercised by holders thereof under the indenture governing the notes. Approximately $1.0 million of our 3.70% Unsecured Convertible Notes remained outstanding as of February 21, 2012.

6. Secured and unsecured debt (continued)

Secured notes payable

Future principal payments due on secured notes payable as of December 31, 2011, were as follows (in thousands):

Description	Maturity Date	Type	Stated Rate	Effective Rate (1)	Amount
Other scheduled principal repayments/amortization					$10,857
2012 Total					$10,857

California – San Diego	3/1/13	Insurance Co.	6.21%	6.21%	$7,934
Suburban Washington, D.C.	9/1/13	CMBS	6.36	6.36	26,093
California – San Francisco	11/16/13	Other	6.14	6.14	7,527
Other scheduled principal repayments/amortization					10,699
2013 Total					$52,253

Suburban Washington, D.C.	4/20/14	Bank	2.29%	2.29%	$76,000
Greater Boston	4/1/14	Insurance Co.	5.26	5.59	208,685
San Diego	7/1/14	Bank	6.05	4.88	6,458
San Diego	11/1/14	Bank	5.39	4.00	7,495
Washington – Seattle	11/18/14	Other	5.90	5.90	240
Other scheduled principal repayments/amortization					6,722
2014 Total					$305,600

Other scheduled principal repayments/amortization					$7,171
2015 Total					$7,171

California – San Diego, San Francisco, and Greater Boston	1/1/16	CMBS	5.73%	5.73%	$75,501
Greater Boston and NYC/New Jersey/Suburban Philadelphia	4/1/16	CMBS	5.82	5.82	29,389
California – San Francisco	8/1/16	CMBS	6.35	6.35	126,715
Other scheduled principal repayments/amortization					1,849
2016 Total					$233,454

Thereafter					115,790
Subtotal					725,125
Unamortized discounts					(820)
Total					$724,305

(1)	Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts. The effective rate excludes bank fees and amortization of loan fees.

6. Secured and unsecured debt (continued)

Unsecured line of credit and unsecured bank term loans

The following tables summarize balances outstanding under our unsecured line of credit and unsecured bank term loans as of December 31, 2011 and 2010 (in thousands):

	December 31, 2011
	Balance	Applicable Margin	Interest Rate (1)	Maturity Date
Unsecured line of credit	$370,000	2.30%	2.59%	January 2015
2012 Unsecured Bank Term Loan	250,000	0.70%	5.63%	October 2012
2016 Unsecured Bank Term Loan	750,000	1.65%	3.28%	June 2016
2017 Unsecured Bank Term Loan	600,000	1.50%	1.93%	January 2017
	$1,970,000

	December 31, 2010
	Balance	Applicable Margin	Interest Rate (1)
Unsecured line of credit	$748,000	1.00%	1.26%
2012 Unsecured Bank Term Loan	750,000	1.00%	4.41%
	$1,498,000

(1)   Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts. The interest rate excludes bank fees and amortization of loan fees.

Unsecured credit facility

In January 2011, we entered into a third amendment (the “Third Amendment”) to our second amended and restated credit agreement dated October 31, 2006, as further amended on December 1, 2006, and May 2, 2007 (the “Prior Credit Agreement,” and as amended by the Third Amendment, the “Amended Credit Agreement”), with Bank of America, N.A., as administrative agent, and certain lenders. The Third Amendment amended the Prior Credit Agreement to, among other things, increase the maximum permitted borrowings under the unsecured line of credit from $1.15 billion to $1.5 billion, plus a $750 million unsecured bank term loan (the “2012 Unsecured Bank Term Loan” and together with the unsecured line of credit, the “Unsecured Credit Facility”) and provided an accordion option to increase commitments under the Unsecured Credit Facility by up to an additional $300 million.  Borrowings under the Unsecured Credit Facility bear interest at LIBOR or the specified base rate, plus in either case a margin specified in the Amended Credit Agreement (the “Applicable Margin”).  The Applicable Margin for the LIBOR borrowings under the 2012 Unsecured Bank Term Loan was not amended in the Third Amendment.

Under the Third Amendment, the maturity date for the unsecured revolving credit facility will be January 2015, assuming we exercise our sole right under the amendment to extend this maturity date twice by an additional six months after each exercise.  The maturity date for the 2012 Unsecured Bank Term Loan is October 2012.  During 2011, we reduced the outstanding borrowings on the 2012 Unsecured Bank Term Loan from $750 million to $250 million.  As a result of this early repayment, we recognized a loss on early extinguishment of debt of approximately $1.2 million related to the write-off of unamortized loan fees.

2016 unsecured bank term loan

In February 2011, we entered into a $250 million unsecured bank term loan.  In June 2011, we amended this $250 million unsecured bank term loan (as amended, the “2016 Unsecured Bank Term Loan”) to, among other things, increase the borrowings from $250 million to $750 million and to extend the maturity from January 2015 to June 2016, assuming we exercise our sole right to extend the maturity date by one year.  Borrowings under the 2016 Unsecured Bank Term Loan bear interest at LIBOR or the specified base rate, plus in either case a margin specified in the amended unsecured bank term loan agreement.  Under the 2016 Unsecured Bank Term Loan agreement, the financial covenants were not amended and are identical to the financial covenants required under our existing Unsecured Credit Facility.  The 2016 Unsecured Bank Term Loan may be repaid at any date prior to maturity without a prepayment penalty. The net proceeds from this amendment were used to reduce outstanding borrowings on the 2012 Unsecured Bank Term Loan from $750 million to $250 million.

6. Secured and unsecured debt (continued)

2017 unsecured bank term loan

In December 2011, we closed a new $600 million unsecured bank term loan (the “2017 Unsecured Bank Term Loan”), which matures in January 2017, assuming we exercise our sole right to extend the maturity date by one year.  Borrowings under the 2017 Unsecured Bank Term Loan bear interest at LIBOR or the specified base rate, plus in either case a margin specified in the unsecured bank term loan agreement.  The 2017 Unsecured Bank Term Loan may be repaid at any date prior to maturity without a prepayment penalty.  The net proceeds from this 2017 Unsecured Bank Term Loan were used to reduce outstanding borrowings on our unsecured line of credit.

The requirements of the key financial covenants under the Unsecured Credit Facility, the 2016 Unsecured Bank Term Loan, and the 2017 Unsecured Bank Term Loan are as follows:

Covenant	Requirement

Leverage Ratio (1)	Less than or equal to 60.0%

Unsecured Leverage Ratio	Less than or equal to 60.0%

Fixed Charge Coverage Ratio	Greater than or equal to 1.5x

Unsecured Debt Yield	Greater than or equal to 12.00%

Minimum Book Value	Greater than or equal to the sum of $2.0 billion and 50% of the net proceeds of equity offerings after January 28, 2011

Secured Debt Ratio	Less than or equal to 40.0%

(1)   The leverage ratio threshold under our 2017 Unsecured Bank Term Loan may increase from 60% to 65% for the quarter end in which a material acquisition occurs and for each of the three quarters following such an event.

In addition, the terms of the agreements restrict, among other things, certain investments, indebtedness, distributions, mergers, developments, land, and borrowings available for developments, land, encumbered, and unencumbered assets.  As of December 31, 2011, we were in compliance with all such covenants.

6. Secured and unsecured debt (continued)

Unsecured convertible notes

The following tables summarize the balances, significant terms, and components of interest cost recognized (excluding amortization of loan fees and before the impact of capitalized interest) on our unsecured convertible notes (in thousands):

	8.00% Unsecured Convertible Notes		3.70% Unsecured Convertible Notes
	December 31,		December 31,
	2011	2010	2011		2010
Principal amount	$250	$250	$84,801		$301,934
Unamortized discount	15	20	77		6,871
Net carrying amount of liability component	$235	$230	$84,724		$295,063

Carrying amount of equity component	$27	$27	$8,080		$28,769
Number of shares on which the aggregate consideration to be delivered on conversion is determined	6,087	6,047	N/A	(1)	N/A	(1)

Issuance date	April 2009	January 2007
Stated interest rate	8.00%	3.70%
Effective interest rate	11.0%	5.96%
Conversion rate per $1,000 principal value of unsecured convertible notes, as adjusted	24.3480	8.5207

	8.00% Unsecured Convertible Notes			3.70% Unsecured Convertible Notes
	Year Ended			Year Ended
	December 31,			December 31,
	2011	2010	2009	2011	2010	2009
Contractual interest	$20	$8,806	$13,013	$6,013	$14,093	$15,108
Amortization of discount on liability component	5	2,081	2,912	3,529	7,914	7,907
Total interest cost	$25	$10,887	$15,925	$9,542	$22,007	$23,015

(1)     Our 3.70% Unsecured Convertible Notes require that upon conversion, the entire principal amount is to be settled in cash, and any excess value above the principal amount, if applicable, is to be settled in shares of our common stock.  Based on the December 31, 2011 and 2010 closing prices of our common stock of $68.97 and $73.26, respectively, and the conversion price of our 3.70% Unsecured Convertible Notes of $117.36 as of December 31, 2011 and 2010, the if-converted value of the notes did not exceed the principal amount as of December 31, 2011, or December 31, 2010, and accordingly, no shares of our common stock would have been issued if the notes were settled on December 31, 2011, or December 31, 2010.

6.  Secured and unsecured debt (continued)

8.00% unsecured convertible notes

In April 2009, we completed a private offering of $240 million of 8.00% unsecured convertible notes (“8.00% Unsecured Convertible Notes”).  The 8.00% Unsecured Convertible Notes had an initial conversion rate of approximately 24.1546 shares of common stock per $1,000 principal amount of the 8.00% Unsecured Convertible Notes, representing a conversion price of approximately $41.40 per share of our common stock.  The conversion rate of the 8.00% Unsecured Convertible Notes is subject to adjustments for certain events, including, but not limited to, certain cash dividends on our common stock in excess of $0.35 per share per quarter and dividends on our common stock payable in shares of our common stock.  As of December 31, 2011, the 8.00% Unsecured Convertible Notes had a conversion rate of approximately 24.3480 shares of common stock per $1,000 principal amount of the 8.00% Unsecured Convertible Notes, which is equivalent to a conversion price of approximately $41.07 per share of our common stock.

In June 2010, we completed an exchange of our 8.00% Unsecured Convertible Notes for shares of our common stock and cash (the “Exchange Offer”).  The terms of the Exchange Offer included an offer price per $1,000 principal amount of our outstanding unsecured convertible notes of an equivalent number of common shares per bond allowed for under the holder conversion option, or 24.1546 shares, plus a cash premium of $180.  Upon completion of the Exchange Offer, we retired approximately $232.7 million of our 8.00% Unsecured Convertible Notes (representing approximately 97% of the $240.0 million aggregate principal amount of our 8.00% Unsecured Convertible Notes outstanding prior to the Exchange Offer) in exchange for 5,620,256 shares of our common stock and cash payments of approximately $41.9 million.  Additionally, we paid approximately $3.1 million in accrued and unpaid interest on the retired portion of our 8.00% Unsecured Convertible Notes to, but excluding, the settlement date.

Upon completion of the Exchange Offer, the total value of the consideration of the Exchange Offer was allocated to the extinguishment of the liability component equal to the fair value of that component immediately prior to extinguishment, with the difference between this allocation and the net carrying amount of the liability component and unamortized debt issuance costs recognized as a loss on early extinguishment of debt.  The remaining settlement consideration of approximately $196.8 million was allocated to the reacquisition of the equity component and was recognized as a reduction of Alexandria Real Estate Equities, Inc.’s stockholders’ equity.  In connection with the Exchange Offer, we recognized a loss on early extinguishment of debt of approximately $41.5 million, including approximately $4.7 million in unamortized issuance costs.  The loss was classified as loss on early extinguishment of debt on the accompanying consolidated income statements for the year ended December 31, 2010.

In July 2010, we repurchased, in a privately negotiated transaction, an additional $7.1 million of our 8.00% Unsecured Convertible Notes for an aggregate cash price of approximately $12.8 million (the “8.00% Repurchase”).  Upon completion of the 8.00% Repurchase, the total value of the consideration of the 8.00% Repurchase was allocated to the extinguishment of the liability component equal to the fair value of that component immediately prior to extinguishment, with the difference between this allocation and the net carrying amount of the liability component and unamortized debt issuance costs recognized as a loss on early extinguishment of debt.  The remaining settlement consideration of approximately $5.2 million was allocated to the reacquisition of the equity component and was recognized as a reduction of Alexandria Real Estate Equities, Inc.’s stockholders’ equity.  As a result of the 8.00% Repurchase, we recognized a loss on early extinguishment of debt of approximately $1.3 million, including approximately $140,000 in unamortized issuance costs.  The loss was classified as loss on early extinguishment of debt on the accompanying consolidated income statements for the year ended December 31, 2010.

As of December 31, 2011, $250,000 principal amount of our 8.00% Unsecured Convertible Notes remained outstanding.

6.  Secured and unsecured debt (continued)

3.70% unsecured convertible notes

In January 2007, we completed a private offering of $460 million of 3.70% Unsecured Convertible Notes.  Prior to January 15, 2012, we will not have the right to redeem the 3.70% Unsecured Convertible Notes, except to preserve our qualification as a REIT.  On and after that date, we have the right to redeem the 3.70% Unsecured Convertible Notes, in whole or in part, at any time and from time to time, for cash equal to 100% of the principal amount of the 3.70% Unsecured Convertible Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date.  Holders of the 3.70% Unsecured Convertible Notes may require us to repurchase their notes, in whole or in part, on January 15, 2012, 2017, and 2022, for cash equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the repurchase date.  Holders of the 3.70% Unsecured Convertible Notes may require us to repurchase all or a portion of their notes upon the occurrence of specified corporate transactions (each, a “Fundamental Change”), including a change in control, certain merger or consolidation transactions or the liquidation of the Company, at a repurchase price in cash equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

At issuance, the 3.70% Unsecured Convertible Notes had an initial conversion rate of approximately 8.4774 shares of common stock per $1,000 principal amount of the 3.70% Unsecured Convertible Notes, representing a conversion price of approximately $117.96 per share of our common stock.  The conversion rate of the 3.70% Unsecured Convertible Notes is subject to adjustments for certain events, including, but not limited to, certain cash dividends on our common stock in excess of $0.74 per share per quarter and dividends on our common stock payable in shares of our common stock.  As of December 31, 2011, the 3.70% Unsecured Convertible Notes had a conversion rate of approximately 8.5207 shares of common stock per $1,000 principal amount of the 3.70% Unsecured Convertible Notes, which is equivalent to a conversion price of approximately $117.36 per share of our common stock.

Holders of the 3.70% Unsecured Convertible Notes may convert their notes into cash and, if applicable, shares of our common stock prior to the stated maturity of January 15, 2027, only under the following circumstances: (1) during any calendar quarter after the calendar quarter ending March 31, 2007, if the closing sale price of our common stock for each of 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 120% of the conversion price in effect on the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any five consecutive trading day period (the “3.70% Unsecured Convertible Note Measurement Period”) in which the average trading price per $1,000 principal amount of 3.70% Unsecured Convertible Notes was equal to or less than 98% of the average conversion value of the 3.70% Unsecured Convertible Notes during the 3.70% Unsecured Convertible Note Measurement Period; (3) upon the occurrence of a Fundamental Change; (4) if we call the 3.70% Unsecured Convertible Notes for redemption; and (5) at any time from, and including, December 15, 2026, until the close of business on the business day immediately preceding January 15, 2027, or earlier redemption or repurchase.

In April 2009, we repurchased, in privately negotiated transactions, certain of our 3.70% Unsecured Convertible Notes aggregating approximately $75 million at an aggregate cash price of approximately $59.2 million.  As a result of the repurchases, we recognized a gain on early extinguishment of debt of approximately $11.3 million, net of approximately $860,000 in unamortized issuance costs.  The gain was classified as gain on early extinguishment of debt on the accompanying consolidated income statements for the year ended December 31, 2009.

In December 2010, we repurchased, in privately negotiated transactions, certain of our 3.70% Unsecured Convertible Notes aggregating approximately $82.8 million in principal amount, at an aggregate cash price of approximately $84.6 million (the “2010 3.70% Repurchases”).  Upon completion of the 2010 3.70% Repurchases, the total value of the consideration of the 2010 3.70% Repurchases was allocated to the extinguishment of the liability component equal to the fair value of that component immediately prior to extinguishment, with the difference between this allocation and the net carrying amount of the liability component and unamortized debt issuance costs recognized as a loss on early extinguishment of debt.  The remaining settlement consideration of approximately $1.7 million was allocated to the reacquisition of the equity component and was recognized as a reduction of Alexandria Real Estate Equities, Inc.’s stockholders’ equity.  As a result of the 2010 3.70% Repurchases, we recognized a loss on early extinguishment of debt of approximately $2.4 million, net of approximately $0.4 million in unamortized issuance costs.  The loss was classified as a loss on early extinguishment of debt on the accompanying consolidated income statements for the year ended December 31, 2010.

6.  Secured and unsecured debt (continued)

3.70% unsecured convertible notes (continued)

During the year ended December 31, 2011, we repurchased, in privately negotiated transactions, additional 3.70% Unsecured Convertible Notes aggregating approximately $217.1 million in principal amount, at an aggregate cash price of approximately $221.4 million.  Upon completion of these repurchases, the total value of the consideration of the repurchases was allocated to the extinguishment of the liability component equal to the fair value of that component immediately prior to extinguishment, with the difference between this allocation and the net carrying amount of the liability component and unamortized debt issuance costs recognized as a loss on early extinguishment of debt.  The remaining settlement consideration of approximately $3.0 million was allocated to the reacquisition of the equity component and was recognized as a reduction of Alexandria Real Estate Equities, Inc.’s stockholders’ equity.  As a result of these repurchases, we recognized an aggregate loss on early extinguishment of debt of approximately $5.2 million, including approximately $0.7 million in unamortized issuance costs.

The following table outlines our interest expense for the years ended December 31, 2011, 2010, and 2009 (in thousands):

	Year Ended December 31,
	2011	2010	2009
Gross interest	$124,499	$142,477	$159,157
Capitalized interest	(61,056)	(72,835)	(76,884)
Interest expense (1)	$63,443	$69,642	$82,273

(1)     Includes interest expense related to and classified in discontinued operations.

7.  Accounts payable, accrued expenses, and tenant security deposits

The following table summarizes the components of accounts payable, accrued expenses, and tenant security deposits as of December 31, 2011 and 2010 (in thousands):

	December 31,
	2011	2010
Accounts payable and accrued expenses	$86,419	$71,954
Accrued construction	37,016	33,466
Acquired above and below market leases	17,921	27,266
Conditional asset retirement obligations	10,215	10,323
Deferred rent liability	30,493	27,905
Interest rate hedge liabilities	32,980	44,645
Prepaid rent and tenant security deposits	103,486	79,909
Other liabilities	6,863	8,789
Total	$325,393	$304,257

Some of our properties may contain asbestos which, under certain conditions, requires remediation.  Although we believe that the asbestos is appropriately contained in accordance with environmental regulations, our practice is to remediate the asbestos upon the development or redevelopment of the affected property.  We recognize a liability for the fair value of a conditional asset retirement obligation (including asbestos) when the fair value of the liability can be reasonably estimated.  In addition, for certain properties, we have not recognized an asset retirement obligation when there is an indeterminate settlement date for the obligation because the period in which we may remediate the obligation may not be estimated with any level of precision to provide for a meaningful estimate of the retirement obligation. These conditional asset retirement obligations are included in the table above.

8. Interest rate hedge agreements

During the years ended December 31, 2011, 2010, and 2009, our interest rate hedge agreements were used primarily to hedge the variable cash flows associated with certain of our existing LIBOR-based variable rate debt, including our unsecured line of credit and unsecured bank term loans. As required by ASC 815 – Derivatives and Hedging, the ineffective portion of the change in fair value of our interest rate hedge agreements is recognized directly in earnings. During the years ended December 31, 2011, 2010, and 2009, our interest rate hedge agreements were 100% effective; because of this, no hedge ineffectiveness was recognized in earnings.  The effective portion of changes in the fair value of our interest rate hedge agreements that are designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive loss.

The following table reflects the effective portion of the unrealized loss recognized in other comprehensive loss for our interest rate swaps related to the change in fair value for the years ended December 31, 2011 and 2010 (in thousands):

	December 31,
	2011	2010
Unrealized loss recognized in other comprehensive loss related to the effective portion of changes in the fair value of our interest rate swap agreements	$(9,630)	$(25,393)

Losses are subsequently reclassified into earnings in the period that the hedged forecasted transactions affect earnings. During the next 12 months, we expect to reclassify approximately $19.1 million from accumulated other comprehensive loss to interest expense as an increase to interest expense. The following table reflects the location in the consolidated statements of income and the effective portion of the loss reclassified from accumulated other comprehensive income into earnings for our cash flow hedge contracts for the years ended December 31, 2011, 2010, and 2009 (in thousands):

	Year Ended December 31,
	2011	2010	2009
Loss reclassified from other comprehensive loss to earnings as an increase to interest expense (effective portion)	$21,457	$30,629	$38,867

As of December 31, 2011 and 2010, our interest rate hedge agreements were classified in accounts payable, accrued expenses, and tenant security deposits based upon their respective fair values aggregating a liability balance of approximately $33.0 million and $44.6 million, respectively, which included accrued interest and adjustments for non-performance risk, with the offsetting adjustment reflected as unrealized loss in accumulated other comprehensive loss in total equity.  We have not posted any collateral related to our interest rate hedge agreements.  We had the following outstanding interest rate swap agreements that were designated as cash flow hedges of interest rate risk as of December 31, 2011 (in thousands):

					Notional Amount in
Transaction	Effective	Termination	Interest Pay	Fair Value	Effect as of December 31,
Date	Date	Date	Rate (1)	as of 12/31/11 (2)	2011	2012	2013
December 2006	December 29, 2006	March 31, 2014	4.990%	$(4,968)	$50,000	$50,000	$50,000
October 2007	October 31, 2007	September 30, 2012	4.546	(1,559)	50,000	–	–
October 2007	October 31, 2007	September 30, 2013	4.642	(3,625)	50,000	50,000	–
October 2007	July 1, 2008	March 31, 2013	4.622	(1,298)	25,000	25,000	–
October 2007	July 1, 2008	March 31, 2013	4.625	(1,299)	25,000	25,000	–
December 2006	November 30, 2009	March 31, 2014	5.015	(7,494)	75,000	75,000	75,000
December 2006	November 30, 2009	March 31, 2014	5.023	(7,507)	75,000	75,000	75,000
December 2006	December 31, 2010	October 31, 2012	5.015	(3,879)	100,000	–	–
December 2011	December 30, 2011	December 31, 2012	0.480	(76)	250,000	–	–
December 2011	December 30, 2011	December 31, 2012	0.480	(75)	250,000	–	–
December 2011	December 30, 2011	December 31, 2012	0.480	(38)	125,000	–	–
December 2011	December 30, 2011	December 31, 2012	0.480	(38)	125,000	–	–
December 2011	December 30, 2011	December 31, 2012	0.495	(57)	125,000	–	–
December 2011	December 30, 2011	December 31, 2012	0.508	(73)	125,000	–	–
December 2011	December 31, 2012	December 31, 2013	0.640	(136)	–	250,000	–
December 2011	December 31, 2012	December 31, 2013	0.640	(131)	–	250,000	–
December 2011	December 31, 2012	December 31, 2013	0.644	(72)	–	125,000	–
December 2011	December 31, 2012	December 31, 2013	0.644	(73)	–	125,000	–
December 2011	December 31, 2013	December 31, 2014	0.977	(301)	–	–	250,000
December 2011	December 31, 2013	December 31, 2014	0.976	(281)	–	–	250,000
Total				$(32,980)	$1,450,000	$1,050,000	$700,000

(1)             Interest pay rate represents the interest rate we will pay for one month LIBOR under the applicable interest rate swap agreement. This rate does not include any spread in addition to one month LIBOR that is due monthly as interest expense.

(2)             Including accrued interest and credit valuation (ASC 820 — Fair Value Measurements and Disclosures) adjustment.

9.  Fair value of financial instruments

We are required to disclose fair value information about all financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate fair value.  We measure and disclose the estimated fair value of financial assets and liabilities utilizing a fair value hierarchy that distinguishes between data obtained from sources independent of the reporting entity and the reporting entity’s own assumptions about market participant assumptions. This hierarchy consists of three broad levels as follows: (1) using quoted prices in active markets for identical assets or liabilities, (2) “significant other observable inputs,” and (3) “significant unobservable inputs.”  “Significant other observable inputs” can include quoted prices for similar assets or liabilities in active markets, as well as inputs that are observable for the asset or liability, such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals.  “Significant unobservable inputs” are typically based on an entity’s own assumptions, since there is little, if any, related market activity. In instances in which the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level of input that is significant to the fair value measurement in its entirety. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The following tables set forth the assets and liabilities that we measure at fair value on a recurring basis by level within the fair value hierarchy as of December 31, 2011 and 2010 (in thousands):

		December 31, 2011
Description	Total	Quoted Prices in Active Markets for Identical Assets	“Significant Other Observable Inputs”	“Significant Unobservable Inputs”
Assets:
“Available for sale” securities	$6,235	$6,235	$–	$–

Liabilities:
Interest rate hedge agreements	$32,980	$–	$32,980	$–

		December 31, 2010
Description	Total	Quoted Prices in Active Markets for Identical Assets	“Significant Other Observable Inputs”	“Significant Unobservable Inputs”
Assets:
“Available for sale” securities	$8,033	$8,033	$–	$–

Liabilities:
Interest rate hedge agreements	$44,645	$–	$44,645	$–

The carrying amounts of cash and cash equivalents, restricted cash, tenant receivables, other assets, accounts payable, accrued expenses, and tenant security deposits approximate fair value.  As further described in Notes 5 and 8, our “available for sale” securities and our interest rate hedge agreements, respectively, have been recorded at fair value. The fair values of our secured notes payable, unsecured line of credit, unsecured bank term loans, and unsecured convertible notes were estimated using “significant other observable inputs” such as available market information and discounted cash flow analyses based on borrowing rates we believe we could obtain with similar terms and maturities.  Because the valuations of our financial instruments are based on these types of estimates, the actual fair value of our financial instruments may differ materially if our estimates do not prove to be accurate.  Additionally, the use of different market assumptions or estimation methods may have a material effect on the estimated fair value amounts.

9.  Fair value of financial instruments (continued)

As of December 31, 2011 and 2010, the book and fair values of our “available for sale” securities, interest rate hedge agreements, secured notes payable, unsecured line of credit, unsecured bank term loan, and unsecured convertible notes were as follows (in thousands):

	December 31,
	2011		2010
	Book Value	Fair Value	Book Value	Fair Value
“Available for sale” securities	$6,235	$6,235	$8,033	$8,033
Interest rate hedge agreements	32,980	32,980	44,645	44,645
Secured notes payable	724,305	810,128	790,869	865,939
Unsecured line of credit and unsecured bank term loans	1,970,000	1,982,700	1,498,000	1,438,751
Unsecured convertible notes	84,959	85,221	295,293	302,486

10. Earnings per share

We use income from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders as the “control number” in determining whether potential common shares, including potential common shares issuable upon conversion of our 8.00% Unsecured Convertible Notes, are dilutive or antidilutive to earnings (loss) per share.  Pursuant to the presentation and disclosure literature on gains/losses on sales or disposals by REITs and earnings per share required by the Securities Exchange Commission (“SEC”) and the FASB, gains or losses on sales or disposals by a REIT that do not qualify as discontinued operations are classified below income from discontinued operations in the income statement and included in the numerator for the computation of earnings per share for income from continuing operations.  The land parcels we sold during the years ended December 31, 2011 and 2010, did not meet the criteria for discontinued operations because the parcels did not have any significant operations prior to disposition.  Accordingly, for the years ended December 31, 2011 and 2010, we classified the $46,000 gain and $59.4 million gain, respectively, on sales of land parcels below income from discontinued operations, net in the consolidated income statements, and included the gain in income from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, the “control number,” or numerator for the computation of earnings per share.

We account for unvested restricted stock awards that contain nonforfeitable rights to dividends as participating securities and include these securities in the computation of earnings per share using the two-class method.  Under the two-class method, we allocate net income after preferred stock dividends and amounts attributable to noncontrolling interests to common stockholders and unvested restricted stock awards based on their respective participation rights to dividends declared (or accumulated) and undistributed earnings.  Diluted earnings per share is computed using the weighted average shares of common stock outstanding determined for the basic earnings per share computation plus the effect of any dilutive securities, including the dilutive effect of stock options using the treasury stock method.

10. Earnings per share (continued)

The table below is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the years ended December 31, 2011, 2010, and 2009 (dollars in thousands, except per share amounts):

	Year Ended December 31,
Earnings per share – basic	2011	2010	2009
Income from continuing operations	$136,235	$78,474	$135,016
Gain on sale of land parcels	46	59,442	–
Net income attributable to noncontrolling interests	(3,975)	(3,729)	(7,047)
Dividends on preferred stock	(28,357)	(28,357)	(28,357)
Net income attributable to unvested restricted stock awards	(1,088)	(995)	(1,270)
Income from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	102,861	104,835	98,342
(Loss) income from discontinued operations, net	(888)	1,106	6,632
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$101,973	$105,941	$104,974

Weighted average shares of common stock outstanding – basic	59,066,812	48,375,474	38,586,909
Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic:
Continuing operations	$1.75	$2.17	$2.55
Discontinued operations, net	(0.02)	0.02	0.17
Earnings per share – basic	$1.73	$2.19	$2.72

Earnings per share – diluted
Income from continuing operations	$136,235	$78,474	$135,016
Gain on sale of land parcel	46	59,442	–
Net income attributable to noncontrolling interests	(3,975)	(3,729)	(7,047)
Dividends on preferred stock	(28,357)	(28,357)	(28,357)
Net income attributable to unvested restricted stock awards	(1,088)	(995)	(1,270)
Income from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	102,861	104,835	98,342
(Loss) income from discontinued operations, net	(888)	1,106	6,632
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$101,973	$105,941	$104,974

Weighted average shares of common stock outstanding – basic	59,066,812	48,375,474	38,586,909
Dilutive effect of stock options	10,798	29,566	13,160
Weighted average shares of common stock outstanding – diluted	59,077,610	48,405,040	38,600,069
Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted:
Continuing operations	$1.75	$2.17	$2.55
Discontinued operations, net	(0.02)	0.02	0.17
Earnings per share – diluted	$1.73	$2.19	$2.72

10. Earnings per share (continued)

We apply the if-converted method of accounting for our 8.00% Unsecured Convertible Notes that were issued in April 2009. In applying the if-converted method of accounting, conversion is assumed for purposes of calculating diluted earnings per share if the effect is dilutive to earnings per share.  If the assumed conversion pursuant to the if-converted method of accounting is dilutive, diluted earnings per share would be calculated by adding back interest charges applicable to our 8.00% Unsecured Convertible Notes to the numerator and our 8.00% Unsecured Convertible Notes would be assumed to have been converted at the beginning of the period presented (or from the date of issuance, if occurring on a date later than the date that the period begins) and the resulting incremental shares associated with the assumed conversion would be included in the denominator.  Furthermore, we assume that our 8.00% Unsecured Convertible Notes are converted for the period prior to any retirement or actual conversion if the effect of such assumed conversion is dilutive, and any shares of common stock issued upon retirement or actual conversion are included in the denominator for the period after the date of retirement or conversion.  For purposes of calculating diluted earnings per share, we did not assume conversion of our 8.00% Unsecured Convertible Notes for the years ended December 31, 2011, 2010, and 2009, since the impact was antidilutive to earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common shareholders from continuing operations during those periods.

We also apply the if-converted method of accounting to our 7.00% series D cumulative convertible preferred stock (“Series D Convertible Preferred Stock”).  For purposes of calculating diluted earnings per share, we did not assume conversion of our Series D Convertible Preferred Stock for the years ended December 31, 2011, 2010, and 2009, because the impact was antidilutive to earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders from continuing operations during those periods.

Our calculation of weighted average diluted shares will include additional shares related to our 3.70% Unsecured Convertible Notes when the average market price of our common stock is higher than the conversion price ($117.36 as of December 31, 2011). The number of additional shares that will be included in the weighted average diluted shares is equal to the number of shares that would be issued upon the settlement of the 3.70% Unsecured Convertible Notes assuming the settlement occurred at the end of the reporting period pursuant to the treasury stock method.  For the years ended December 31, 2011, 2010, and 2009, the weighted average shares of common stock related to our 3.70% Unsecured Convertible Notes have been excluded from diluted weighted average shares of common stock because the average market price of our common stock was lower than the conversion price and the impact of conversion would have been antidilutive to earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders from continuing operations during those periods.

11. Net income attributable to Alexandria Real Estate Equities, Inc.

The following table shows income (loss) from continuing and discontinued operations attributable to Alexandria Real Estate Equities, Inc. for the years ended December 31, 2011, 2010, and 2009 (in thousands):

	Year Ended December 31,
	2011	2010	2009
Income from continuing operations	$136,235	$78,474	$135,016
Less: net income attributable to noncontrolling interests	(3,975)	(3,729)	(7,047)
Add: gain on sale of land parcel	46	59,442	–
Income from continuing operations attributable to Alexandria Real Estate Equities, Inc.	132,306	134,187	127,969

(Loss) income from discontinued operations, net	(888)	1,106	6,632
Less: net income attributable to noncontrolling interests	–	–	–
(Loss) income from discontinued operations attributable to Alexandria Real Estate Equities, Inc, net	$(888)	$1,106	$6,632

Net income attributable to Alexandria Real Estate Equities, Inc.	$131,418	$135,293	$134,601

12. Income taxes

We are organized and qualify as a REIT pursuant to the Internal Revenue Code of 1986, as amended (the “Code”).  Under the Code, a REIT that distributes 100% of its taxable income to its stockholders each year and that meets certain other conditions is not subject to federal income taxes, but could be subject to certain state and local taxes.  We have distributed 100% or more of our taxable income.  Therefore, no provision for federal income taxes is required.  We file tax returns, including returns for our subsidiaries, with federal, state, and local jurisdictions, including jurisdictions located in the United States, Canada, China, India, and other international locations.  Our tax returns are subject to examination in various jurisdictions for the calendar years 2007 through 2011.

We recognize tax benefits of uncertain tax positions only if it is more likely than not that the tax position will be sustained, based solely on its technical merits, with the taxing authority having full knowledge of all relevant information.  The measurement of a tax benefit for an uncertain tax position that meets the “more likely than not” threshold is based on a cumulative probability model under which the largest amount of tax benefit recognized is the amount with a greater than 50% likelihood of being realized upon ultimate settlement with the taxing authority having full knowledge of all the relevant information.  As of December 31, 2011, there were no unrecognized tax benefits.  We do not anticipate a significant change to the total amount of unrecognized tax benefits within the next 12 months.

Interest expense and penalties, if any, would be recognized in the first period during which the interest or penalty would begin accruing according to the provisions of the relevant tax law at the applicable statutory rate of interest. We did not incur any material tax related interest expense or penalties for the years ended December 31, 2011, 2010, or 2009.

The following reconciles GAAP net income to taxable income as filed with the Internal Revenue Service (the “IRS”) for the years ended December 31, 2010, and 2009 (in thousands and unaudited):

	Year ended December 31,
	2010	2009
Net income	$139,022	$141,648
Net income attributable to noncontrolling interests	(3,729)	(7,047)
Book/tax differences:
Rental revenue recognition	(19,155)	(15,460)
Depreciation and amortization	(1,410)	2,864
Gains/losses from capital transactions	(4,782)	(7,694)
Stock-based compensation	6,179	11,738
Interest expense	3,659	(8,059)
Sales of property	(39,444)	(537)
Other, net	2,799	(2,892)
Taxable income, before dividend deduction	83,139	114,561
Dividend deduction necessary to eliminate taxable income (1)	(83,139)	(114,561)
Estimated income subject to federal income tax	$–	$–

(1)          Total distributions paid were approximately $96.2 million and $115.0 million for the years ended December 31, 2010 and 2009, respectively.

We distributed all of our REIT taxable income in 2010 and 2009, and as a result, did not incur federal income tax in those years on such income.  For the year ended December 31, 2011, we expect our distributions to exceed our REIT taxable income, and as a result, do not expect to incur federal income tax on such income.  We expect to finalize our 2011 REIT taxable income in connection with our 2011 federal income tax return which will be prepared and filed with the IRS in 2012.

12. Income taxes (continued)

The income tax treatment of distributions and dividends declared on our common stock, our Series C Preferred Stock, and our Series D Convertible Preferred Stock for the years ended December 31, 2011, 2010, and 2009 was as follows:

	Common Stock			Series C Preferred Stock			Series D Preferred Stock
	For the Year Ended December 31,			For the Year Ended December 31,			For the Year Ended December 31,
	2011	2010	2009	2011	2010	2009	2011	2010	2009
Ordinary income	95.7%	77.2%	98.8%	98.6%	100.0%	100.0%	98.6%	100.0%	100.0%
Return of capital	3.0	22.8	1.2	–	–	–	–	–	–
Capital gains at 15%	1.3	–	–	1.4	–	–	1.4	–	–
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Dividends declared	$1.86	$1.50	$1.85	$2.09375	$2.09375	$2.09375	$1.75	$1.75	$1.75

Our tax return for 2011 is due on or before September 15, 2012, assuming we file for an extension of the due date.  The taxability information presented for our dividends paid in 2011 is based upon management’s estimate.  Our tax returns for previous tax years have not been examined by the IRS.  Consequently, the taxability of distributions and dividends is subject to change.  The income tax treatment information provided above is unaudited.

13. Commitments and contingencies

Employee retirement savings plan

We have a retirement savings plan pursuant to Section 401(k) of the Internal Revenue Code whereby our employees may contribute a portion of their compensation to their respective retirement accounts in an amount not to exceed the maximum allowed under the Internal Revenue Code.  In addition to employee contributions, we have elected to provide discretionary profit sharing contributions (subject to statutory limitations), which amounted to approximately $1.3 million , $1.4 million, and $0.8 million, respectively, for the years ended December 31, 2011, 2010, and 2009. Employees who participate in the plan are immediately vested in their contributions and in the contributions of the Company.

Concentration of credit risk

We maintain our cash and cash equivalents at insured financial institutions.  The combined account balances at each institution periodically exceed FDIC insurance coverage of $250,000, and, as a result, there is a concentration of credit risk related to amounts in excess of FDIC insurance coverage.  We have not experienced any losses to date on our invested cash.

We are dependent on rental income from relatively few tenants in the life science industry.  The inability of any single tenant to make its lease payments could adversely affect our operations.  As of December 31, 2011, we held 474 leases with a total of 388 tenants and 69 of our 173 properties were each leased to a single tenant.  As of December 31, 2011, our three largest tenants accounted for approximately 13.6% of our aggregate annualized base rent.

Commitments

As of December 31, 2011, remaining aggregate costs under contract for the construction of properties undergoing development and redevelopment and generic life science laboratory infrastructure improvements under the terms of leases approximated $255.3 million.  We expect payments for these obligations to occur over the next one to three years, subject to capital planning adjustments from time to time.  We were also committed to fund approximately $57.3 million for certain investments over the next six years.

A wholly-owned subsidiary of the Company previously executed a ground lease, as ground lessee, for the development site in New York City located at and adjacent to 450 E. 29th Street.  That ground lease requires the construction of a second building approximating 407,000 rentable square feet to commence no later than October 31, 2013.  Commencement of construction of the second building includes, among other things, site preparation in order to accommodate a construction crane, erection of a construction crane, renewal of permits, and updating the construction plans and specifications. The ground lease provides further that substantial completion of the second building  occur by October 31, 2015, meaning satisfying conditions which include substantially completed construction in accordance with the plans and the issuance of either temporary or permanent certificates of occupancy for the core and shell.  The ground lease also provides that by October 31, 2016, the ground lessee obtain a temporary or permanent certificate of occupancy for the core and shell of both the first building (which has occurred) and the second building.  In each case, the target dates above are subject to force majeure, to contractual cure rights, to other legal remedies available to ground lessees generally, and to change for any reason by agreement between both parties under the ground lease.  Lastly, if the above dates are not met, the ground lease provides contractual cure rights and the ground lease does not provide for the payment of additional rent, a late fee, or other monetary penalty.

13. Commitments and contingencies (continued)

Rental expense

Our rental expense attributable to continuing operations for the years ended December 31, 2011, 2010, and 2009 was approximately $10.2 million, $8.8 million, and $8.2 million, respectively.  These rental expense amounts include certain operating leases for our headquarters and field offices, and ground leases for 21 of our properties and six land development parcels.  Ground leases generally require fixed annual rent payments and may also include escalation clauses and renewal options.  Future minimum lease obligations under non-cancelable ground and other operating leases as of December 31, 2011, were as follows (in thousands):

Year	Office leases	Ground leases	Total
2012	$1,354	$11,222	$12,576
2013	783	11,194	11,977
2014	819	9,906	10,725
2015	862	9,748	10,610
2016	898	10,467	11,365
Thereafter	2,794	627,828	630,622
	$7,510	$680,365	$687,875

Our operating lease obligations have remaining lease terms ranging from less than one year to up to 13 years, exclusive of extension options.  Our ground lease obligations have remaining lease terms from 22 to 99 years, exclusive of extension options.

14.  Stockholders’ equity

Issuances of common stock

In May 2011, we sold 6,250,651 shares of our common stock in a follow-on offering (including 750,651 shares issued upon partial exercise of the underwriters’ over-allotment option).  The shares were issued at a price of $75.50 per share, resulting in aggregate proceeds of approximately $451.5 million (after deducting underwriters’ discounts and other offering costs).

In September 2010, we sold 5,175,000 shares of our common stock in a follow-on offering (including 675,000 shares issued upon full exercise of the underwriters’ over-allotment option).  The shares were issued at a price of $69.25 per share, resulting in aggregate proceeds of approximately $342.3 million (after deducting underwriters’ discounts and other offering costs).

In June 2010, we completed our Exchange Offer.  Pursuant to the terms of the Exchange Offer, we issued 5,620,256 shares of our common stock and paid approximately $41.9 million in cash, as consideration for the exchange of approximately $232.7 million of our 8.00% Unsecured Convertible Notes.  See Note 6, Secured and unsecured debt.

In September 2009, we sold 4,600,000 shares of our common stock in a follow-on offering (including shares issued upon full exercise of the underwriters’ over-allotment option).  The shares were issued at a price of $53.25 per share, resulting in aggregate proceeds of approximately $233.5 million (after deducting underwriters’ discounts and other offering costs).

In March 2009, we sold 7,000,000 shares of our common stock in a follow-on offering.  The shares were issued at a price of $38.25 per share, resulting in aggregate proceeds of approximately $254.6 million (after deducting underwriters’ discounts and other offering costs).

14.  Stockholders’ equity (continued)

Accumulated other comprehensive loss

Accumulated other comprehensive loss attributable to Alexandria Real Estate Equities, Inc. consists of the following as of December 31, 2011 and 2010 (in thousands):

	December 31,
	2011	2010
Unrealized gain on marketable securities	$3,834	$6,157
Unrealized loss on interest rate hedge agreements	(32,980)	(44,807)
Unrealized (loss) gain on foreign currency translation	(5,365)	20,315
Total	$(34,511)	$(18,335)

Series C preferred stock

In June 2004, we completed a public offering of 5,185,500 shares of our Series C Preferred Stock (including the shares issued upon exercise of the underwriters’ over-allotment option).  The shares were issued at a price of $25.00 per share, resulting in aggregate proceeds of approximately $124.0 million (after deducting underwriters’ discounts and other offering costs).  The dividends on our Series C Preferred Stock are cumulative and accrue from the date of original issuance.  We pay dividends quarterly in arrears at an annual rate of $2.09375 per share.  Our Series C Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption, and was not redeemable prior to June 29, 2009, except in order to preserve our status as a REIT.  Investors in our Series C Preferred Stock generally have no voting rights.  We may, at our option, redeem our Series C Preferred Stock, in whole or in part, at any time for cash at a redemption price of $25.00 per share, plus accrued and unpaid dividends.

Series D convertible preferred stock

In March and April 2008, we completed a public offering of 10,000,000 shares of Series D Convertible Preferred Stock.  The shares were issued at a price of $25.00 per share, resulting in aggregate proceeds of approximately $242 million (after deducting underwriters’ discounts and other offering costs).  The proceeds from this offering were used to pay down outstanding borrowings on our unsecured line of credit.  The dividends on our Series D Convertible Preferred Stock are cumulative and accrue from the date of original issuance.  We pay dividends quarterly in arrears at an annual rate of $1.75 per share.  Our Series D Convertible Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions. We are not allowed to redeem our Series D Convertible Preferred Stock, except to preserve our status as a REIT.  Investors in our Series D Convertible Preferred Stock generally have no voting rights.  On or after April 20, 2013, we may, at our option, be able to cause some or all of our Series D Convertible Preferred Stock to be automatically converted if the closing sale price per share of our common stock equals or exceeds 150% of the then-applicable conversion price of the Series D Convertible Preferred Stock for at least 20 trading days in a period of 30 consecutive trading days ending on the trading day immediately prior to our issuance of a press release announcing the exercise of our conversion option.  Holders of our Series D Convertible Preferred Stock, at their option, may, at any time and from time to time, convert some or all of their outstanding shares initially at a conversion rate of 0.2477 shares of common stock per $25.00 liquidation preference, which was equivalent to an initial conversion price of approximately $100.93 per share of common stock.  The conversion rate for the Series D Convertible Preferred Stock is subject to adjustments for certain events, including, but not limited to certain dividends on our common stock in excess of $0.78 per share per quarter and dividends on our common stock payable in shares of our common stock.  As of December 31, 2011, the Series D Convertible Preferred Stock had a conversion rate of approximately 0.2480 shares of common stock per $25.00 liquidation preference, which is equivalent to a conversion price of approximately $100.81 per share of common stock.

Preferred stock and excess stock authorizations

Our charter authorizes the issuance of up to 100,000,000 shares of preferred stock, of which 15,185,500 shares were issued and outstanding as of December 31, 2011. In addition, 200,000,000 shares of “excess stock” (as defined) are authorized, none of which were issued and outstanding as of December 31, 2011.

15. Share-based compensation

Stock plan

We have a stock option and incentive plan for the purpose of attracting and retaining the highest quality personnel, providing for additional incentives, and promoting the success of our Company by providing employees the opportunity to acquire common stock pursuant to (1) options to purchase common stock and (2) share awards. In May 2010, we amended and restated our stock option and incentive plan to increase the number of shares reserved for the grant of awards, implement a fungible reserve, and extend the term of the stock plan until May 2020, among other amendments.  As of December 31, 2011, a total of 1,178,441 shares were reserved for the granting of future options and share awards under the stock plan.

Options under our plan have been granted at prices that are equal to the market value of the stock on the date of grant and expire 10 years after the date of grant. The options outstanding under the stock plan expire at various dates through October 2012. We have not granted any stock options since 2002.

A summary of the stock option activity under our stock plan and related information for the years ended December 31, 2011, 2010, and 2009 follows:

	Year Ended December 31,
	2011		2010		2009
	Stock Options	Weighted Average Exercise Price	Stock Options	Weighted Average Exercise Price	Stock Options	Weighted Average Exercise Price
Outstanding at beginning of year	51,850	$43.82	118,225	$43.55	186,054	$43.88
Granted	–	–	–	–	–	–
Exercised	(48,350)	43.88	(66,375)	43.34	(67,829)	44.46
Forfeited	–	–	–	–	–	–
Outstanding at end of year	3,500	$42.93	51,850	$43.82	118,225	$43.55
Exercisable at end of year	3,500	$42.93	51,850	$43.82	118,225	$43.55

The following table summarizes information about stock options outstanding and exercisable as of December 31, 2011:

Range of Exercise Prices	Weighted Average Exercise Price	Number of Options	Weighted Average Remaining Contractual Life (in years)
$42.74 - $42.74	$42.74	1,000	0.7
$43.00 - $43.00	43.00	2,500	0.7
$42.74 - $43.00	$42.93	3,500	0.7

The aggregate intrinsic value of options outstanding as of December 31, 2011, was approximately $0.1 million.

In addition, the stock plan permits us to issue share awards to our employees and non-employee directors.  A share award is an award of common stock, that (1) may be fully vested upon issuance or (2) may be subject to the risk of forfeiture under Section 83 of the Internal Revenue Code.  Shares issued generally vest over a three-year period from the date of issuance and the sale of the shares is restricted prior to the date of vesting.  The unearned portion of these awards is amortized as stock compensation expense on a straight-line basis over the vesting period.

15.  Share-based compensation (continued)

As of December 31, 2011 and 2010, there were 550,763 and 489,010 shares, respectively, of nonvested awards outstanding. During 2011, we granted 333,479 shares of common stock, 269,076 share awards vested, and 2,650 shares were forfeited.  During 2010, we granted 308,528 shares of common stock, 271,450 share awards vested, and 3,250 shares were forfeited.  During 2009, we granted 312,661 shares of common stock, 331,650 share awards vested, and 1,250 shares were forfeited.  The weighted average grant-date fair value of share awards granted during 2011 was approximately $75.32 per share, and the total fair value of share awards vested, based on the market price on the vesting date, was approximately $19.0 million.  As of December 31, 2011, there was $19.3 million of unrecognized compensation related to nonvested share awards under the stock plan, which is expected to be recognized over the next three years and has a weighted average period of approximately 23 months.  Capitalized stock compensation was approximately $8.5 million, $8.4 million and $8.8 million during the years ended December 31, 2011, 2010, and 2009, respectively, and is included as a reduction of general and administrative costs in the accompanying consolidated statements of income.

16.  Noncontrolling interests

Noncontrolling interests are the third-party interests in certain entities in which we have a controlling interest. These entities owned seven properties and three development parcels as of December 31, 2011, and are included in our consolidated financial statements.   Noncontrolling interests are adjusted for additional contributions and distributions, the proportionate share of the net earnings or losses, and other comprehensive income or loss.  Distributions, profits, and losses related to these entities are allocated in accordance with the respective operating agreements.

Certain of our noncontrolling interests have the right to require us to redeem their ownership interests in the respective entities.  We classify these ownership interests in the entities as redeemable noncontrolling interests outside of total equity in the accompanying consolidated balance sheets.  Redeemable noncontrolling interests are adjusted for additional contributions and distributions, the proportionate share of the net earnings or losses, and other comprehensive income or loss. Distributions, profits, and losses related to these entities are allocated in accordance with the respective operating agreements.  If the carrying amount of a redeemable noncontrolling interest is less than the maximum redemption value at the balance sheet date, such amount is adjusted to the maximum redemption value.  Subsequent declines in the redemption value are recognized only to the extent that previously recorded increases have been recorded pursuant to the preceding sentence.  As of December 31, 2011 and 2010, our redeemable noncontrolling interest balances were approximately $16.0 million and $15.9 million, respectively.  Our remaining noncontrolling interests aggregating approximately $42.6 million and $41.6 million as of December 31, 2011 and 2010, respectively, do not have rights to require us to purchase their ownership interests and are classified in total equity in the accompanying consolidated balance sheets.

17.       Non-cash transactions

During the year ended December 31, 2011, our non-cash transactions were composed of approximately $15.0 million of acquired in-place leases associated with our acquisition of 409 and 499 Illinois Street in April 2011.

During the year ended December 31, 2010, our non-cash transactions were composed of the assumption of secured notes payable approximating $21.1 million and the value of acquired above and below market leases aggregating approximately $7.0 million net below market leases in connection with our 2010 acquisitions.

18.  Discontinued operations and sales of land parcels

Discontinued operations

The following is a summary of (loss) income from discontinued operations, net for the years ended December 31, 2011, 2010, and 2009, and net assets of discontinued operations as of December 31, 2011 and 2010 (in thousands):

	Year Ended December 31,
	2011	2010	2009
Total revenues	$1,080	$2,349	$6,479
Operating expenses	438	527	1,050
Revenues less operating expenses	642	1,822	5,429
Interest expense	36	133	162
Depreciation expense	500	607	1,262
Income from discontinued operations before non-cash impairment charge and gain/loss on sales of real estate	106	1,082	4,005
Non-cash impairment charge	(994)	–	–
Gain on sales of real estate	–	24	2,627
(Loss) income from discontinued operations, net	$(888)	$1,106	$6,632

	December 31,
	2011	2010
Properties “held for sale,” net	$15,011	$18,773
Other assets	197	247
Total assets	15,208	19,020
Secured note payable	–	2,237
Other liabilities	298	467
Total liabilities	298	2,704
Net assets of discontinued operations	$14,910	$16,316

(Loss) income from discontinued operations, net includes the results of operations of three properties that were classified as “held for sale” as of December 31, 2011, and the results of operations and gain on sale of real estate on one property during the year ended December 31, 2011.  During the year ended December 31, 2010, we sold one property located in the Seattle market that had been classified as “held for sale” as of December 31, 2009.

During the year ended December 31, 2011, using the “held for sale” impairment model we recognized a non-cash impairment charge of approximately $1.0 million related to a 30,000 rentable square foot property, located in the suburbs of Boston, Massachusetts, to adjust the carrying value to the estimated fair value less costs to sell. This non-cash impairment charge is classified in income from discontinued operations, net, in the accompanying consolidated statements of income.

Sale of land parcels

Pursuant to the presentation and disclosure literature on gains/losses on sales or disposals by REITs required by the SEC, gains or losses on sales or disposals by a REIT that do not qualify as discontinued operations are classified below income from discontinued operations in the income statement. In August 2011, we completed the sale of a land parcel in San Diego for an aggregate sales price of approximately $17.3 million at a gain of approximately $46,000.  The buyer is expected to construct a building with approximately 249,000 rentable square feet, representing a sale price of approximately $70 per rentable square foot.  The land parcel we sold during the year ended December 31, 2011, did not meet the criteria for discontinued operations because the parcel did not have any significant operations prior to disposition.  Accordingly for the year ended December 31, 2011, we classified the $46,000 gain on sale of the land parcel below (loss) income from discontinued operations, net, in the consolidated income statements.

During the year ended December 31, 2010, we completed sales of land parcels in Mission Bay, San Francisco, for an aggregate sales price of approximately $278 million at a gain of approximately $59.4 million.  The land parcels we sold during the year ended December 31, 2010, did not meet the criteria for discontinued operations because the parcels did not have any significant operations prior to disposition.  Accordingly for the year ended December 31, 2010, we classified the $59.4 million gain on sales of the land parcels below (loss) income from discontinued operations, net in the consolidated income statements.

19.  Quarterly financial data (unaudited)

The following is a summary of consolidated financial information on a quarterly basis for 2011 and 2010 (in thousands, except per share amounts):

	Quarter
	First	Second	Third	Fourth
2011
Revenues (1)	$139,920	$143,551	$144,193	$145,779
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$24,365	$25,986	$24,662	$26,960

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic (2)	$0.44	$0.44	$0.40	$0.44
Diluted (2)	$0.44	$0.44	$0.40	$0.44

	Quarter
	First	Second	Third	Fourth
2010
Revenues (1)	$116,117	$116,633	$121,220	$131,778
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$20,542	$(20,393)	$22,235	$83,241

Earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic (2)	$0.47	$(0.45)	$0.45	$1.52
Diluted (2)	$0.47	$(0.45)	$0.45	$1.52

(1)         All periods have been adjusted from amounts previously disclosed in our quarterly filings on Form 10-Q’s to reclassify amounts related to discontinued operations.  See Note 18, Discontinued operations and sales of land parcels.

(2)         Quarterly earnings per common share amounts may not total to the annual amounts due to rounding and due to the change in the number of common shares outstanding.

20.  Condensed consolidating financial information

Alexandria Real Estate Equities, Inc. (the “REIT”) may sell certain securities registered under the Securities Act, as amended, that would be fully and unconditionally guaranteed by Alexandria Real Estate Equities, L.P. (the “LP”), an indirectly wholly owned subsidiary of the REIT.  The Company’s other subsidiaries, including, but not limited to, the subsidiaries which own substantially all of our real estate (collectively the “Non-Guarantor Subsidiaries”) will not provide a guarantee of such securities.  The following condensed consolidating financial information presents the balance sheets as of December 31, 2011 and 2010, and the statements of income and cash flows for years ended December 31, 2011, 2010, and 2009, for the issuer (the REIT), the guarantor subsidiary (the LP), the non-guarantor subsidiaries, consolidating adjustments, and consolidated amounts.  Each entity in the consolidating financial information follows the same accounting policies described in our condensed consolidated financial statements, except for the use of the equity method of accounting to reflect ownership interest in subsidiaries which are eliminated upon consolidation.

Condensed Consolidating Balance Sheet

as of December 31, 2011
(In thousands)

	Alexandria Real Estate Equities, Inc. (Issuer)	Alexandria Real Estate Equities, L.P. (Guarantor Subsidiary)	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Investments in real estate	$64,880	$–	$6,686,095	$–	$6,750,975
Less: accumulated depreciation	(18,085)	–	(724,450)	–	(742,535)
Investments in real estate, net	46,795	–	5,961,645	–	6,008,440
Cash and cash equivalents	10,608	–	67,931	–	78,539
Restricted cash	40	–	23,292	–	23,332
Tenant receivables	12	–	7,468	–	7,480
Deferred rent	1,615	–	140,482	–	142,097
Deferred leasing and financing costs, net	25,364	–	110,186	–	135,550
Investments	–	13,385	82,392	–	95,777
Investments in and advances to affiliates	5,443,779	5,020,525	105,284	(10,569,588)	–
Intercompany note receivable	2,195	–	–	(2,195)	–
Other assets	18,643	–	64,271	–	82,914
Total assets	$5,549,051	$5,033,910	$6,562,951	$(10,571,783)	$6,574,129

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$–	$–	$724,305	$–	$724,305
Unsecured line of credit	370,000	–	–	–	370,000
Unsecured bank term loans	1,600,000	–	–	–	1,600,000
Unsecured convertible notes	84,959	–	–	–	84,959
Accounts payable, accrued expenses, and tenant security deposits	83,488	–	241,905	–	325,393
Dividends payable	36,302	–	277	–	36,579
Intercompany note payable	–	–	2,195	(2,195)	–
Total liabilities	2,174,749	–	968,682	(2,195)	3,141,236
Redeemable noncontrolling interests	–	–	16,034	–	16,034
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	3,374,302	5,033,910	5,535,677	(10,569,588)	3,374,301
Noncontrolling interests	–	–	42,558	–	42,558
Total equity	3,374,302	5,033,910	5,578,235	(10,569,588)	3,416,859
Total liabilities, noncontrolling interests, and equity	$5,549,051	$5,033,910	$6,562,951	$(10,571,783)	$6,574,129

Condensed Consolidating Balance Sheet

as of December 31, 2010
(In thousands)

	Alexandria Real Estate Equities, Inc. (Issuer)	Alexandria Real Estate Equities, L.P. (Guarantor Subsidiary)	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Investments in real estate	$64,243	$–	$5,996,578	$–	$6,060,821
Less: accumulated depreciation	(16,715)	–	(599,292)	–	(616,007)
Investments in real estate, net	47,528	–	5,397,286	–	5,444,814
Cash and cash equivalents	48,623	602	42,007	–	91,232
Restricted cash	44	–	28,310	–	28,354
Tenant receivables	–	–	5,492	–	5,492
Deferred rent	2,027	–	114,822	–	116,849
Deferred leasing and financing costs, net	9,655	–	79,391	–	89,046
Investments	–	15,038	68,861	–	83,899
Investments in and advances to affiliates	4,719,658	4,350,901	89,540	(9,160,099)	–
Intercompany note receivable	777	–	–	(777)	–
Other assets	14,575	–	31,600	–	46,175
Total assets	$4,842,887	$4,366,541	$5,857,309	$(9,160,876)	$5,905,861

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$–	$–	$790,869	$–	$790,869
Unsecured line of credit	748,000	–	–	–	748,000
Unsecured bank term loans	750,000	–	–	–	750,000
Unsecured convertible notes	295,293	–	–	–	295,293
Accounts payable, accrued expenses, and tenant security deposits	89,931	–	214,326	–	304,257
Dividends payable	30,838	–	276	–	31,114
Intercompany note payable	–	–	777	(777)	–
Total liabilities	1,914,062	–	1,006,248	(777)	2,919,533
Redeemable noncontrolling interests	–	–	15,920	–	15,920
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	2,928,825	4,366,541	4,793,558	(9,160,099)	2,928,825
Noncontrolling interests	–	–	41,583	–	41,583
Total equity	2,928,825	4,366,541	4,835,141	(9,160,099)	2,970,408
Total liabilities, noncontrolling interests, and equity	$4,842,887	$4,366,541	$5,857,309	$(9,160,876)	$5,905,861

Condensed Consolidating Statement of Income

for the Year Ended December 31, 2011
(In thousands)

	Alexandria Real Estate Equities, Inc. (Issuer)	Alexandria Real Estate Equities, L.P. (Guarantor Subsidiary)	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues
Rental	$6,861	$–	$424,498	$–	$431,359
Tenant recoveries	3,028	–	133,294	–	136,322
Other income	8,357	(452)	10,677	(12,820)	5,762
Total revenues	18,246	(452)	568,469	(12,820)	573,443

Expenses
Rental operations	9,386	–	159,241	–	168,627
General and administrative	36,265	17	17,701	(12,820)	41,163
Interest	38,611	–	24,796	–	63,407
Depreciation and amortization	4,938	–	152,588	–	157,526
Total expenses	89,200	17	354,326	(12,820)	430,723
Income from continuing operations before equity in earnings of affiliates and (loss) gain on early extinguishment of debt	(70,954)	(469)	214,143	–	142,720

Equity in earnings of affiliates	208,857	198,262	3,914	(411,033)	–
Loss on early extinguishment of debt	(6,485)	–	–	–	(6,485)
Income from continuing operations	131,418	197,793	218,057	(411,033)	136,235

Loss from discontinued operations before gain on sales of real estate	–	–	(888)	–	(888)
Gain on sales of land parcels	–	–	46	–	46
Net income	131,418	197,793	217,215	(411,033)	135,393

Net income attributable to noncontrolling interests	–	–	3,975	–	3,975
Dividends on preferred stock	28,357	–	–	–	28,357
Net income attributable to unvested restricted stock awards	1,088	–	–	–	1,088
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$101,973	$197,793	$213,240	$(411,033)	$101,973

Condensed Consolidating Statement of Income

for the Year Ended December 31, 2010
(In thousands)

	Alexandria Real Estate Equities, Inc. (Issuer)	Alexandria Real Estate Equities, L.P. (Guarantor Subsidiary)	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues
Rental	$6,587	$–	$360,597	$–	$367,184
Tenant recoveries	2,864	–	110,487	–	113,351
Other income	8,123	930	8,250	(12,090)	5,213
Total revenues	17,574	930	479,334	(12,090)	485,748

Expenses
Rental operations	6,796	–	125,385	–	132,181
General and administrative	32,091	11	14,371	(12,090)	34,383
Interest	42,991	–	26,518	–	69,509
Depreciation and amortization	5,631	–	120,402	–	126,033
Total expenses	87,509	11	286,676	(12,090)	362,106
Income from continuing operations before equity in earnings of affiliates and (loss) gain on early extinguishment of debt	(69,935)	919	192,658	–	123,642

Equity in earnings of affiliates	250,396	240,218	4,770	(495,384)	–
Loss on early extinguishment of debt	(45,168)	–	–	–	(45,168)
Income from continuing operations	135,293	241,137	197,428	(495,384)	78,474

Income from discontinued operations before gain on sales of real estate	–	–	1,106	–	1,106
Gain on sales of land parcels	–	–	59,442	–	59,442
Net income	135,293	241,137	257,976	(495,384)	139,022

Net income attributable to noncontrolling interests	–	–	3,729	–	3,729
Dividends on preferred stock	28,357	–	–	–	28,357
Net income attributable to unvested restricted stock awards	995	–	–	–	995
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$105,941	$241,137	$254,247	$(495,384)	$105,941

Condensed Consolidating Statement of Income

for the Year Ended December 31, 2009
(In thousands)

	Alexandria Real Estate Equities, Inc. (Issuer)	Alexandria Real Estate Equities, L.P. (Guarantor Subsidiary)	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues
Rental	$6,668	$–	$360,063	$–	$366,731
Tenant recoveries	2,869	–	100,099	–	102,968
Other income (loss)	8,793	(499)	15,562	(12,002)	11,854
Total revenues	18,330	(499)	475,724	(12,002)	481,553

Expenses
Rental operations	7,317	–	114,821	–	122,138
General and administrative	35,860	–	12,438	(12,002)	36,296
Interest	53,493	–	28,618	–	82,111
Depreciation and amortization	4,648	–	112,598	–	117,246
Total expenses	101,318	–	268,475	(12,002)	357,791
Income from continuing operations before equity in earnings of affiliates and (loss) gain on early extinguishment of debt	(82,988)	(499)	207,249	–	123,762

Equity in earnings of affiliates	206,335	198,856	3,920	(409,111)	–
Gain on early extinguishment of debt	11,254	–	–	–	11,254
Income from continuing operations	134,601	198,357	211,169	(409,111)	135,016

Income from discontinued operations before gain on sales of real estate	–	–	6,632	–	6,632
Net income	134,601	198,357	217,801	(409,111)	141,648

Net income attributable to noncontrolling interests	–	–	7,047	–	7,047
Dividends on preferred stock	28,357	–	–	–	28,357
Net income attributable to unvested restricted stock awards	1,270	–	–	–	1,270
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$104,974	$198,357	$210,754	$(409,111)	$104,974

Condensed Consolidated Statement Cash Flows

for the Year Ended December 31, 2011
(In thousands)

	Alexandria Real Estate Equities, Inc. (Issuer)	Alexandria Real Estate Equities, L.P. (Guarantor Subsidiary)	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities
Net income	$131,418	$197,793	$217,215	$(411,033)	$135,393
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	4,938	–	153,088	–	158,026
Loss on early extinguishment of debt	6,485	–	–	–	6,485
Amortization of loan fees and costs	6,915	–	2,385	–	9,300
Amortization of debt premiums/discounts	3,534	–	285	–	3,819
Amortization of acquired above and below market leases	–	–	(9,332)	–	(9,332)
Deferred rent	100	–	(26,897)	–	(26,797)
Stock compensation expense	11,755	–	–	–	11,755
Equity in income related to subsidiaries	(208,857)	(198,262)	(3,914)	411,033	–
Gain on sales of investments	–	(427)	(4,419)	–	(4,846)
Loss on sales of investments	–	883	912	–	1,795
Gain on sales of land parcels	–	–	(46)	–	(46)
Non-cash impairment on real estate	–	–	994	–	994
Changes in operating assets and liabilities:
Restricted cash	4	–	(469)	–	(465)
Tenant receivables	(12)	–	(2,347)	–	(2,359)
Deferred leasing costs	(699)	–	(55,527)	–	(56,226)
Other assets	2,550	–	(24,909)	–	(22,359)
Intercompany receivable/payable	(1,418)	–	1,418	–	–
Accounts payable, accrued expenses, and tenant security deposits	6,274	–	35,549	–	41,823
Net cash (used in) provided by operating activities	(37,013)	(13)	283,986	–	246,960

Investing activities
Additions to properties	(1,624)	–	(428,414)	–	(430,038)
Purchase of properties	–	–	(305,030)	–	(305,030)
Proceeds from sales of properties	–	–	20,078	–	20,078
Change in restricted cash related to construction projects	–	–	(2,183)	–	(2,183)
Contributions to unconsolidated real estate entity	–	–	(5,256)	–	(5,256)
Investments in subsidiaries	(542,856)	(471,363)	(11,830)	1,026,049	–
Additions to investments	–	(2,451)	(25,548)	–	(27,999)
Proceeds from investments	–	3,471	13,378	–	16,849
Net cash used in investing activities	(544,480)	(470,343)	(744,805)	1,026,049	(733,579)

Financing activities
Principal reductions of secured notes payable	–	–	(66,849)	–	(66,849)
Principal borrowings from unsecured line of credit and term loan	2,756,000	–	–	–	2,756,000
Repayments of borrowings from unsecured line of credit	(2,284,000)	–	–	–	(2,284,000)
Repurchase of unsecured convertible notes	(221,439)	–	–	–	(221,439)
Change in restricted cash related to financings	–	–	7,311	–	7,311
Transfers due to/from parent company	–	469,754	556,295	(1,026,049)	–
Deferred financing costs paid	(25,493)	–	(1,823)	–	(27,316)
Proceeds from issuance of common stock	451,539	–	–	–	451,539
Proceeds from exercise of stock options	2,117	–	–	–	2,117
Dividends paid on common stock	(106,889)	–	–	–	(106,889)
Dividends paid on preferred stock	(28,357)	–	–	–	(28,357)
Contributions by redeemable noncontrolling interests	–	–	9	–	9
Distributions to redeemable noncontrolling interests	–	–	(1,263)	–	(1,263)
Contributions by noncontrolling interests	–	–	1,000	–	1,000
Distributions to noncontrolling interests	–	–	(2,707)	–	(2,707)
Net cash provided by financing activities	543,478	469,754	491,973	(1,026,049)	479,156

Effect on exchange rate on cash and cash equivalents	–	–	(5,230)	–	(5,230)

Net (decrease) increase in cash and cash equivalents	(38,015)	(602)	25,924	–	(12,693)
Cash and cash equivalents at beginning of period	48,623	602	42,007	–	91,232
Cash and cash equivalents at end of period	$10,608	$–	$67,931	$–	$78,539

Condensed Consolidated Statement Cash Flows

for the Year Ended December 31, 2010

(In thousands)

	Alexandria Real Estate Equities, Inc. (Issuer)	Alexandria Real Estate Equities, L.P. (Guarantor Subsidiary)	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities
Net income	$135,293	$241,137	$257,976	$(495,384)	$139,022
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	5,631	–	121,009	–	126,640
Loss on early extinguishment of debt	45,168	–	–	–	45,168
Amortization of loan fees and costs	5,411	–	2,481	–	7,892
Amortization of debt premiums/discounts	9,942	–	57	–	9,999
Amortization of acquired above and below market leases	–	–	(7,868)	–	(7,868)
Deferred rent	(4)	–	(22,828)	–	(22,832)
Stock compensation expense	10,816	–	–	–	10,816
Equity in income related to investments	–	(48)	–	–	(48)
Equity in income related to subsidiaries	(250,396)	(240,218)	(4,770)	495,384	–
Gain on sales of investments	–	(988)	(1,314)	–	(2,302)
Loss on sales of investments	–	111	611	–	722
Gain on sales of land parcels	–	–	(59,442)	–	(59,442)
Gain on sales of real estate	–	–	(24)	–	(24)
Changes in operating assets and liabilities:
Restricted cash	56	–	1,623	–	1,679
Tenant receivables	–	–	(1,301)	–	(1,301)
Deferred leasing costs	1,110	–	(28,687)	–	(27,577)
Other assets	2,194	–	(4,033)	–	(1,839)
Intercompany receivable/payable	2,178	–	(2,178)	–	–
Accounts payable, accrued expenses, and tenant security deposits	10,635	–	(1,915)	–	8,720
Net cash (used in) provided by operating activities	(21,966)	(6)	249,397	–	227,425

Investing activities
Additions to properties	(1,599)	–	(422,331)	–	(423,930)
Purchase of properties	–	–	(301,709)	–	(301,709)
Proceeds from sales of properties	–	–	275,979	–	275,979
Change in restricted cash related to construction projects	–	–	18,178	–	18,178
Contributions to unconsolidated real estate entity	–	–	(3,016)	–	(3,016)
Disconsolidation of Longwood	–	–	(154)	–	(154)
Investments in subsidiaries	(358,348)	(325,171)	(6,746)	690,265	–
Additions to investments	–	(505)	(14,721)	–	(15,226)
Proceeds from investments	–	2,206	2,508	–	4,714
Net cash used in investing activities	(359,947)	(323,470)	(452,012)	690,265	(445,164)

Financing activities
Principal reductions of secured notes payable	–	–	(129,938)	–	(129,938)
Principal borrowings from unsecured line of credit and term loan	854,000	–	–	–	854,000
Repayments of borrowings from unsecured line of credit	(582,000)	–	–	–	(582,000)
Exchange of 8.00% unsecured convertible notes	(43,528)	–	–	–	(43,528)
Repurchase of unsecured convertible notes	(97,309)	–	–	–	(97,309)
Change in restricted cash related to financings	–	–	(1,853)	–	(1,853)
Transfers due to/from parent company	–	324,078	366,187	(690,265)	–
Deferred financing costs paid	(3,799)	–	(1,474)	–	(5,273)
Proceeds from issuance of common stock	342,342	–	–	–	342,342
Proceeds from exercise of stock options	2,877	–	–	–	2,877
Dividends paid on common stock	(67,874)	–	–	–	(67,874)
Dividends paid on preferred stock	(28,357)	–	–	–	(28,357)
Contributions by redeemable noncontrolling interests	–	–	674	–	674
Distributions to redeemable noncontrolling interests	–	–	(1,331)	–	(1,331)
Redemption of redeemable noncontrolling interests	–	–	(2,346)	–	(2,346)
Contributions by noncontrolling interests	–	–	723	–	723
Distributions to noncontrolling interests	–	–	(2,895)	–	(2,895)
Net cash provided by financing activities	376,352	324,078	227,747	(690,265)	237,912

Effect on exchange rate on cash and cash equivalents	–	–	431	–	431

Net (decrease) increase in cash and cash equivalents	(5,561)	602	25,563	–	20,604
Cash and cash equivalents at beginning of period	54,184	–	16,444	–	70,628
Cash and cash equivalents at end of period	$48,623	$602	$42,007	$–	$91,232

Condensed Consolidated Statement Cash Flows

for the Year Ended December 31, 2009

(In thousands)

	Alexandria Real Estate Equities, Inc. (Issuer)	Alexandria Real Estate Equities, L.P. (Guarantor Subsidiary)	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities
Net income	$134,601	$198,357	$217,801	$(409,111)	$141,648
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	4,648	–	113,860	–	118,508
Gain on early extinguishment of debt	(11,254)	–	–	–	(11,254)
Amortization of loan fees and costs	5,427	–	2,531	–	7,958
Amortization of debt premiums/discounts	10,819	–	(31)	–	10,788
Amortization of acquired above and below market leases	–	–	(9,448)	–	(9,448)
Deferred rent	(2,206)	–	(12,173)	–	(14,379)
Stock compensation expense	14,051	–	–	–	14,051
Equity in income related to investments	–	(39)	–	–	(39)
Equity in income related to subsidiaries	(206,335)	(198,856)	(3,920)	409,111	–
Gain on sales of investments	–	(164)	(3,278)	–	(3,442)
Loss on sales of investments	–	708	634	–	1,342
Gain on sales of real estate	–	–	(2,627)	–	(2,627)
Changes in operating assets and liabilities:
Restricted cash	(55)	–	(1,678)	–	(1,733)
Tenant receivables	86	–	2,465	–	2,551
Deferred leasing costs	(8,385)	–	(28,446)	–	(36,831)
Other assets	14,891	–	(174)	–	14,717
Intercompany receivable/payable	(253)	–	253	–	–
Accounts payable, accrued expenses, and tenant security deposits	(21,378)	–	(3,478)	–	(24,856)
Net cash (used in) provided by operating activities	(65,343)	6	272,291	–	206,954

Investing activities
Additions to properties	(1,564)	–	(441,521)	–	(443,085)
Proceeds from sales of properties	–	–	18,021	–	18,021
Change in restricted cash related to construction projects	–	–	25,760	–	25,760
Investments in subsidiaries	(290,783)	(247,945)	(5,343)	544,071	–
Additions to investments	–	(646)	(12,249)	–	(12,895)
Proceeds from investments	–	1,283	4,350	–	5,633
Net cash used in investing activities	(292,347)	(247,308)	(410,982)	544,071	(406,566)

Financing activities
Proceeds from secured notes payable	–	–	121,960	–	121,960
Principal reductions of secured notes payable	–	–	(266,875)	–	(266,875)
Principal borrowings from unsecured line of credit and term loan	696,000	–	–	–	696,000
Repayments of borrowings from unsecured line of credit	(895,000)	–	–	–	(895,000)
Payment on exchange of 8.00% unsecured convertible notes	232,950	–	–	–	232,950
Repurchase of unsecured convertible notes	(59,204)	–	–	–	(59,204)
Change in restricted cash related to financings	–	–	(3,222)	–	(3,222)
Transfers due to/from parent company	–	247,285	296,786	(544,071)	–
Deferred financing costs paid	(6)	–	(5,079)	–	(5,085)
Proceeds from issuance of common stock	488,163	–	–	–	488,163
Proceeds from exercise of stock options	3,017	–	–	–	3,017
Dividends paid on common stock	(86,652)	–	–	–	(86,652)
Dividends paid on preferred stock	(28,357)	–	–	–	(28,357)
Contributions by redeemable noncontrolling interests	–	–	5,255	–	5,255
Distributions to redeemable noncontrolling interests	–	–	(1,393)	–	(1,393)
Redemption of redeemable noncontrolling interests	–	–	(1,052)	–	(1,052)
Contributions by noncontrolling interests	–	–	300	–	300
Distributions to noncontrolling interests	–	–	(2,450)	–	(2,450)
Net cash provided by financing activities	350,911	247,285	144,230	(544,071)	198,355

Effect on exchange rate on cash and cash equivalents	–	–	724	–	724

Net (decrease) increase in cash and cash equivalents	(6,779)	(17)	6,263	–	(533)
Cash and cash equivalents at beginning of period	60,963	17	10,181	–	71,161
Cash and cash equivalents at end of period	$54,184	$–	$16,444	$–	$70,628

21.  Subsequent event

As disclosed in Note 6, any holder of our 3.70% Unsecured Convertible Notes has the option to require the Company to purchase such notes (or any portion thereof in integral multiples of $1,000 principal amount) on each of January 15, 2012, January 15, 2017, and January 15, 2022.  In the event that any holder exercises this repurchase option, the Company must repurchase such notes at a price, payable in cash, equal to the principal amount of such notes plus accrued and unpaid interest as of the applicable option repurchase date.  During January 2012, we repurchased approximately $83.8 million of our 3.70% Unsecured Convertible Notes at par, pursuant to options exercised by holders thereof under the indenture governing the notes. We do not expect to recognize any gain or loss as a result of this repurchase.  As of February 21, 2012, approximately $1.0 million of our 3.70% Unsecured Convertible Notes remained outstanding.

Alexandria Real Estate Equities, Inc.

Schedule III

Consolidated Financial Statement Schedule of Rental Properties and Accumulated Depreciation

December 31, 2011

(Dollars in thousands)

				Costs
				Capitalized
				Subsequent
		Initial Costs		to Acquisition	Total Costs
			Buildings &	Buildings &		Buildings &		Accumulated			Date of	Date
Property	Market	Land	Improvements	Improvements	Land	Improvements	Total (12)	Depreciation (1)	Encumbrances		Construction (2)	Acquired

129/161/165 North Hill Avenue & 6 Thomas	California - San Diego	$3,091	$5,546	$14,800	$3,091	$20,346	$23,437	$(4,837)	$-		2002/2008	1999/2006
10931/10933 North Torrey Pines Road	California - San Diego	1,321	5,960	11,125	1,321	17,085	18,406	(7,376)	-		2009	1994
3010 Science Park Road	California - San Diego	1,013	-	19,050	1,013	19,050	20,063	(8,737)	20,288	(5)	2000	2000
10975 North Torrey Pines Road	California - San Diego	620	9,531	9,765	620	19,296	19,916	(4,430)	-		2005	1994
11025/11035/11045 Roselle Street	California - San Diego	1,209	6,869	7,932	1,209	14,801	16,010	(4,135)	-		1998/2006/2008	1997/2000/2000
4757/4767 Nexus Centre Drive	California - San Diego	4,796	24,590	15,638	4,796	40,228	45,024	(15,127)	20,100	(5)	1989/2006	1998
3530/3550 John Hopkins Court & 3535/3565 General Atomics Court	California - San Diego	3,247	23,307	21,122	3,247	44,429	47,676	(17,267)	-		2000/1999/2010/2009	1997/1997/1994/1994
6146/6166 Nancy Ridge Road	California - San Diego	1,248	3,839	4,549	1,248	8,388	9,636	(4,407)	-		2001/1997	1998
10505 Roselle Street & 3770 Tansy Street	California - San Diego	1,095	3,074	3,864	1,095	6,938	8,033	(3,355)	-		1999	1998
9363/9373/9393 Towne Centre Drive	California - San Diego	853	26,861	18,231	853	45,092	45,945	(13,390)	36,246	(3)	2003/2000/2010	1999
9880 Campus Point Drive	California - San Diego	4,246	16,165	20,014	4,246	36,179	40,425	(5,914)	-		2005	2001
6138-6150 Nancy Ridge Drive	California - San Diego	1,984	10,397	243	1,984	10,640	12,624	(2,113)	12,152	(3)	2001	2003
5810-5820 Nancy Ridge Drive	California - San Diego	3,492	18,285	714	3,492	18,999	22,491	(3,511)	-		2000	2004
13112 Evening Creek Drive	California - San Diego	7,393	27,950	54	7,393	28,004	35,397	(3,288)	12,839	(5)	2007	2007
3115/3215 Merryfield Row	California - San Diego	19,576	78,438	3,811	19,576	82,249	101,825	(9,135)	-		2001	2007
6175/6225/6275 Nancy Ridge Drive	California - San Diego	3,914	14,173	219	3,914	14,392	18,306	(2,514)	-		1995/2005/1995	2007
7330 Carroll Road	California - San Diego	2,650	19,878	313	2,650	20,191	22,841	(745)	-		2007	2010
5200 Illumina Way- Main	California - San Diego	17,329	96,606	12,020	17,329	108,626	125,955	(3,715)	-		2004	2010
5871 Oberlin Drive	California - San Diego	1,349	8,016	1,748	1,349	9,764	11,113	(187)	6,916	(10)	2004	2010
3985 Sorrento Valley Blvd	California - San Diego	2,422	15,456	273	2,422	15,729	18,151	(460)	8,125	(11)	2007	2010
10300 Campus Point Dr	California - San Diego	18,681	-	97,039	18,681	97,039	115,720	(1,122)	-		2009	2010
819-863 Mitten & 866 Malcolm	California - San Francisco Bay	2,884	7,784	11,637	2,884	19,421	22,305	(6,292)	-		2002	1998
2625/2627/2631 Hanover Street	California - San Francisco Bay	-	6,628	8,527	-	15,155	15,155	(6,417)	-		2000	1999
2425/2400/2450 Garcia Bayshore	California - San Francisco Bay	-	21,323	23,395	-	44,718	44,718	(13,029)	-		2008	1999
341/343 Oyster Point Blvd	California - San Francisco Bay	7,038	-	23,918	7,038	23,918	30,956	(12,076)	-		2009/2001	2000
901/951 Gateway Boulevard	California - San Francisco Bay	11,917	38,417	2,155	11,917	40,572	52,489	(11,044)	56,034	(4)	2000/2002	2002
681 Gateway Blvd	California - San Francisco Bay	8,250	33,846	4,290	8,250	38,136	46,386	(6,365)	47,396	(4)	2006	2002
3165 Porter Drive	California - San Francisco Bay	-	19,154	1,380	-	20,534	20,534	(4,087)	21,700	(3)	2002	2003
249 E. Grand Avenue	California - San Francisco Bay	5,708	-	59,162	5,708	59,162	64,870	(5,084)	-		2008	2004
1700 Owens St	California - San Francisco Bay	7,150	-	81,835	7,150	81,835	88,985	(10,018)	-		2007	2004
1500 Owens St	California - San Francisco Bay	7,735	-	74,090	7,735	74,090	81,825	(3,900)	-		2007	2004
455 Mission Bay Blvd S.	California - San Francisco Bay	10,535	-	88,532	10,535	88,532	99,067	(3,215)	-		2007	2004
7000 Shoreline Court	California - San Francisco Bay	7,038	39,704	5,835	7,038	45,539	52,577	(8,231)	32,920	(4)	2001	2004
3350 West Bayshore Road	California - San Francisco Bay	4,800	6,693	9,604	4,800	16,297	21,097	(2,157)	-		1982	2005
75 & 125 Shoreway	California - San Francisco Bay	6,617	7,091	10,279	6,617	17,370	23,987	(1,824)	-		2008	2006
600/630/650 Gateway Boulevard	California - San Francisco Bay	25,258	48,796	5,994	25,258	54,790	80,048	(6,870)	-		2002	2006
500 Forbes Ave	California - San Francisco Bay	38,911	75,337	13,604	38,911	88,941	127,852	(9,817)	-		2001	2007
409 Illinois St	California - San Francisco Bay	36,249	274,061	(128,593)	36,249	145,468	181,717	(2,494)	-		2011	2011
60 Westview Street	Eastern Massachusetts	960	3,032	9,170	960	12,202	13,162	(2,771)	-		2003	1998
One Innovation Drive	Eastern Massachusetts	2,734	14,567	6,954	2,734	21,521	24,255	(7,086)	-		1991	1999
377 Plantation Street	Eastern Massachusetts	2,352	14,173	3,060	2,352	17,233	19,585	(6,912)	-		1993	1998
381 Plantation Street	Eastern Massachusetts	651	-	23,746	651	23,746	24,397	(9,936)	-		2000	2000
500 Arsenal Street	Eastern Massachusetts	3,360	7,316	28,361	3,360	35,677	39,037	(10,717)	-		2001	2000
29 Hartwell Avenue	Eastern Massachusetts	1,475	7,194	14,212	1,475	21,406	22,881	(9,092)	12,986	(7)	2002	2001
780/790 Memorial Drive	Eastern Massachusetts	-	-	43,476	-	43,476	43,476	(14,372)	-		2002	2001
480 Arsenal Street	Eastern Massachusetts	6,413	5,457	44,753	6,413	50,210	56,623	(9,835)	-		2003	2001
35 Hartwell Avenue	Eastern Massachusetts	2,567	4,522	9,764	2,567	14,286	16,853	(3,604)	12,061	(3)	2004	2003
306 Belmont Street	Eastern Massachusetts	1,578	10,195	1,070	1,578	11,265	12,843	(2,136)	-		2003	2004
350 Plantation Street	Eastern Massachusetts	228	1,501	330	228	1,831	2,059	(432)	-		2003	2004
35 Wiggins Avenue	Eastern Massachusetts	876	5,033	198	876	5,231	6,107	(923)	-		1997	2004
30 Bearfoot Road	Eastern Massachusetts	1,220	22,375	44	1,220	22,419	23,639	(3,830)	-		2000	2005
100 Beaver Street	Eastern Massachusetts	1,466	9,046	8,922	1,466	17,968	19,434	(2,701)	-		2006	2005
44 Hartwell Avenue	Eastern Massachusetts	1,341	8,448	667	1,341	9,115	10,456	(1,469)	-		2000	2005
19 Presidential Way	Eastern Massachusetts	12,833	27,333	64	12,833	27,397	40,230	(4,565)	-		1999	2005
161 First Street	Eastern Massachusetts	2,749	7,679	7,778	2,749	15,457	18,206	(2,230)	-		2006	2005
155 Fortune Blvd.	Eastern Massachusetts	1,440	5,238	15	1,440	5,253	6,693	(853)	-		1996	2005
45 - 47 Wiggins Ave	Eastern Massachusetts	893	4,000	6,611	893	10,611	11,504	(1,222)	-		2008	2005
167 Sidney Street	Eastern Massachusetts	-	3,554	7,114	-	10,668	10,668	(1,221)	-		2006	2005
6-8 Preston Court	Eastern Massachusetts	1,278	7,057	557	1,278	7,614	8,892	(1,176)	-		2000	2005
300 Third Street	Eastern Massachusetts	-	54,481	18,304	-	72,785	72,785	(11,038)	-		2001	2006

Alexandria Real Estate Equities, Inc.

Schedule III (continued)

Consolidated Financial Statement Schedule of Rental Properties and Accumulated Depreciation

December 31, 2011

(Dollars in thousands)

				Costs
				Capitalized
				Subsequent
		Initial Costs		to Acquisition	Total Costs
			Buildings &	Buildings &		Buildings &		Accumulated			Date of	Date
Property	Market	Land	Improvements	Improvements	Land	Improvements	Total (12)	Depreciation (1)	Encumbrances		Construction (2)	Acquired
130 Forbes Avenue	Eastern Massachusetts	2,342	9,890	974	2,342	10,864	13,206	(1,867)	-		2006	2006
Technology Square	Eastern Massachusetts	-	619,658	17,788	-	637,446	637,446	(85,290)	214,638	(8)	1999-2009	2006
99 Erie Street	Eastern Massachusetts	-	3,831	231	-	4,062	4,062	(1,094)	-		1998	2006
111 Forbes Blvd	Eastern Massachusetts	804	5,835	1,215	804	7,050	7,854	(848)	-		2006	2007
215 First St.	Eastern Massachusetts	41,293	50,844	49,172	41,293	100,016	141,309	(6,731)	-		2000	2007
3 Preston Court	Eastern Massachusetts	1,049	2,310	6,736	1,049	9,046	10,095	(92)	-		2010	2008
525 Cartier Blvd. West	International - Canada	3,330	21,227	109	3,330	21,336	24,666	(3,640)	-		2004	2005
275 Armand Frappier	International - Canada	4,684	23,983	303	4,684	24,286	28,970	(3,660)	-		1999	2005
7990 Enterprise Street	International - Canada	2,592	9,645	330	2,592	9,975	12,567	(1,496)	-		2003	2005
1781 West 75th Ave	International - Canada	2,344	4,815	9,670	2,344	14,485	16,829	(1,424)	-		2008	2007
661 University Ave	International - Canada	-	-	90,786	-	90,786	90,786	(1,674)	-		2011	2007
5100 Campus Drive	NY/New Jersey/Suburban Philadelphia	327	2,117	601	327	2,718	3,045	(1,014)	2,237	(7)	1989	1998
5110 Campus Drive	NY/New Jersey/Suburban Philadelphia	327	2,117	258	327	2,375	2,702	(768)	2,671	(7)	1989	1998
702 Electronic Drive	NY/New Jersey/Suburban Philadelphia	600	3,110	4,045	600	7,155	7,755	(4,307)	-		1998	1998
210 Welsh Pool Road	NY/New Jersey/Suburban Philadelphia	621	4,258	2,971	621	7,229	7,850	(999)	-		1968	2004
200 Lawrence Road	NY/New Jersey/Suburban Philadelphia	1,289	12,039	136	1,289	12,175	13,464	(2,415)	-		2004	2004
102 Witmer Road	NY/New Jersey/Suburban Philadelphia	1,625	19,715	5,641	1,625	25,356	26,981	(4,139)	-		2002	2006
701 Veterans Circle	NY/New Jersey/Suburban Philadelphia	1,468	7,885	24	1,468	7,909	9,377	(863)	-		2007	2007
100 Phillips Parkway	NY/New Jersey/Suburban Philadelphia	1,840	2,298	14,578	1,840	16,876	18,716	(6,778)	10,163	(7)	1999	1998
279 Princeton Hightstown Road	NY/New Jersey/Suburban Philadelphia	1,075	1,438	4,695	1,075	6,133	7,208	(2,977)	-		1999	1998
ACNYC East Tower	NY/New Jersey/Suburban Philadelphia	-	-	342,351	-	342,351	342,351	(11,344)	-		2010	2006
100 Capitola Drive	Southeast	337	5,794	4,440	337	10,234	10,571	(2,981)	-		1986	1998
800/801 Capitola Drive	Southeast	576	11,688	19,160	576	30,848	31,424	(11,659)	-		1985/2009	1998
5 Triangle Drive	Southeast	161	3,409	2,776	161	6,185	6,346	(1,590)	-		1981	1998
108/110/112/114 Alexander Road	Southeast	-	376	41,634	-	42,010	42,010	(7,227)	-		2000	1999
7010/7020/7030 Kit Creek	Southeast	1,065	21,218	18,362	1,065	39,580	40,645	(7,918)	-		2005/2005/2008	2000
2525 State Highway 54	Southeast	713	12,827	773	713	13,600	14,313	(2,577)	-		1995	2004
7 Triangle Drive	Southeast	701	-	31,310	701	31,310	32,011	(317)	-		2011	2005
601 Keystone Park Drive	Southeast	785	11,546	4,980	785	16,526	17,311	(1,859)	-		2009	2006
555 Heritage Drive	Southeast	2,919	5,311	11,873	2,919	17,184	20,103	(1,105)	-		2010	2006
401 Professional Drive	Suburban Washington D.C.	1,129	6,941	4,819	1,129	11,760	12,889	(3,277)	-		2007	1996
25/35/45 W. Watkins Mills Rd	Suburban Washington D.C.	3,281	14,416	7,766	3,281	22,182	25,463	(5,839)	-		1997	1996
1330 Piccard Drive	Suburban Washington D.C.	2,800	11,533	27,830	2,800	39,363	42,163	(9,118)	-		2005	1997
708 Quince Orchard Road	Suburban Washington D.C.	1,267	3,031	6,772	1,267	9,803	11,070	(6,660)	-		2008	1997
1405/1413 Research Boulevard	Suburban Washington D.C.	3,850	31,557	17,484	3,850	49,041	52,891	(13,712)	-		2006/2000	1997/1996
1500/1550 East Gude Drive	Suburban Washington D.C.	1,523	7,731	3,433	1,523	11,164	12,687	(4,022)	11,894	(6)	2003/1995	1997
8000/9000/10000 Virginia Manor	Suburban Washington D.C.	-	13,679	2,941	-	16,620	16,620	(6,268)	14,735	(6)	2003	1998
1201 Clopper Road	Suburban Washington D.C.	2,463	493	23,593	2,463	24,086	26,549	(11,394)	-		2007	2000
19/20/22 Firstfield Road	Suburban Washington D.C.	2,294	13,425	16,526	2,294	29,951	32,245	(9,049)	-		2000/2001/2003	1998/2000/2000
1300 Quince Orchard Boulevard	Suburban Washington D.C.	970	5,138	232	970	5,370	6,340	(1,616)	-		2003	2000
930/940 Clopper Road	Suburban Washington D.C.	1,883	9,370	4,273	1,883	13,643	15,526	(4,865)	-		1992/2009	2001/1997
5 Research Place	Suburban Washington D.C.	1,466	5,708	25,772	1,466	31,480	32,946	(3,989)	-		2010	2001
9 West Watkins Mills Road	Suburban Washington D.C.	2,773	23,906	5,727	2,773	29,633	32,406	(4,847)	-		1999	2004
12301 Parklawn Drive	Suburban Washington D.C.	1,476	7,267	101	1,476	7,368	8,844	(1,346)	-		2007	2004
15010 Broschart Road	Suburban Washington D.C.	2,576	5,661	3,279	2,576	8,940	11,516	(1,226)	-		1999	2004
9920/9950 Medical Center Drive	Suburban Washington D.C.	2,797	8,060	307	2,797	8,367	11,164	(1,512)	-		2002	2004
5 Research Court	Suburban Washington D.C.	1,647	13,258	4,956	1,647	18,214	19,861	(5,366)	-		2007	2004
910 Clopper Road	Suburban Washington D.C.	5,527	26,365	7,855	5,527	34,220	39,747	(6,369)	-		2005	2004
9800 Medical Center Drive A/B/C/D	Suburban Washington D.C.	7,110	70,747	37,129	7,110	107,876	114,986	(26,818)	76,000		2002-2010	2004
620 Professional Drive	Suburban Washington D.C.	784	4,705	318	784	5,023	5,807	(794)	-		2003	2005
16020 Industrial Drive	Suburban Washington D.C.	2,924	19,664	571	2,924	20,235	23,159	(3,151)	-		1983	2005
14920 Broschart Rd	Suburban Washington D.C.	2,328	10,185	240	2,328	10,425	12,753	(427)	6,383	(9)	1998	2010
950 Wind River	Suburban Washington D.C.	2,400	10,620	1,050	2,400	11,670	14,070	(389)	-		2009	2010
14225 Newbrook Drive	Suburban Washington D.C.	4,800	27,639	390	4,800	28,029	32,829	(10,363)	29,305	(5)	2006	1997
1124 Columbia Street	Washington - Seattle	2,767	22,916	27,359	2,767	50,275	53,042	(17,772)	-		1997	1996
3000/3018 Western Avenue	Washington - Seattle	1,432	7,497	13,554	1,432	21,051	22,483	(5,791)	-		2000	1998
1201/1208 Eastlake Avenue	Washington - Seattle	5,810	47,149	14,955	5,810	62,104	67,914	(14,128)	43,320	(5)	1997	2002
1616 Eastlake Avenue	Washington - Seattle	6,940	-	62,791	6,940	62,791	69,731	(12,452)	-		2004	2003
410 W. Harrison/410 Elliott Avenue West	Washington - Seattle	3,857	1,989	10,393	3,857	12,382	16,239	(1,581)	-		2008/2006	2004
1551 Eastlake Ave.	Washington - Seattle	3,561	8,381	4,460	3,561	12,841	16,402	(3,469)	-		2000	2004
1600 Fairview Avenue	Washington - Seattle	2,212	6,788	5,949	2,212	12,737	14,949	(1,551)	-		2007	2005
199 Blaine St.	Washington - Seattle	6,528	-	71,680	6,528	71,680	78,208	(3,796)	720		2010	2004

Alexandria Real Estate Equities, Inc.

Schedule III (continued)

Consolidated Financial Statement Schedule of Rental Properties and Accumulated Depreciation

December 31, 2011

(Dollars in thousands)

				Costs
				Capitalized
				Subsequent
		Initial Costs		to Acquisition	Total Costs
			Buildings &	Buildings &		Buildings &		Accumulated			Date of	Date
Property	Market	Land	Improvements	Improvements	Land	Improvements	Total (12)	Depreciation (1)	Encumbrances		Construction (2)	Acquired
1201 & 1209 Mercer St	Washington - Seattle	5,032	1,111	1	5,032	1,112	6,144	(1,008)	–		1998	2007
801 Dexter Ave	Washington - Seattle	4,295	3,914	303	4,295	4,217	8,512	(570)	–		1996	2007
Various	Various	5,231	19,191	140,862	5,231	160,053	165,284	(20,541)	12,476	(7)

		$510,633	$2,565,195	$2,036,931	$510,633	$4,602,126	$5,112,759	$(742,535)	$724,305

Alexandria Real Estate Equities, Inc.

Schedule III (continued)

Consolidated Financial Statement Schedule of Rental Properties and Accumulated Depreciation

December 31, 2011

(Dollars in thousands)

(1)	The depreciable life for buildings and improvements ranges from 30 to 40 years, 20 for land improvements, and the term of the respective lease for tenant improvement.
(2)	Represents the later of date of original construction or date of latest renovation.
(3)	Loan of $82,159 secured by six properties identified by this reference.
(4)	Loan of $136,350 secured by four properties identified by this reference.
(5)	Loan of $117,611 secured by six properties identified by this reference.
(6)	Loan of $26,629 secured by three properties identified by this reference.
(7)	Loan of $33,009 secured by five properties identified by this reference.
(8)	The balance shown includes an unamortized discount of $1,528.
(9)	The balance shown includes an unamortized premium of $215.
(10)	The balance shown includes an unamortized premium of $195.
(11)	The balance shown includes an unamortized premium of $299.
(12)	The aggregate cost of real estate for federal income tax purposes is not materially different from the cost basis under GAAP (unaudited).

Alexandria Real Estate Equities, Inc.

Schedule III

Consolidated Financial Statement Schedule of Rental Properties and Accumulated Depreciation

December 31, 2011

(Dollars in thousands)

A summary of activity of consolidated rental properties and accumulated depreciation is as follows (in thousands):

	Rental Properties
	December 31,
	2011	2010	2009
Balance at beginning of period	$4,546,769	$3,903,955	$3,644,413
Purchase of rental properties	183,720	258,279	-
Sale of rental properties	(3,738)	(16,625)	(20,842)
Additions and net transfers from land held for future development and construction in progress	386,008	401,160	280,384
Balance at end of period	$5,112,759	$4,546,769	$3,903,955

	Accumulated Depreciation
	December 31,
	2011	2010	2009
Balance at beginning of period	$616,007	$520,647	$428,690
Depreciation expense on properties	126,528	102,165	98,351
Sale of properties		(6,805)	(6,394)
Balance at end of period	$742,535	$616,007	$520,647